EXHIBIT 4.2


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                            STANDARD INDENTURE TERMS

                                 with respect to

                       ALLSTATE LIFE GLOBAL FUNDING TRUSTS

                            SECURED MEDIUM-TERM NOTES

                                       and

                          ALLSTATE LIFE(R) CORENOTES(R)


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Allstate Life(R) is a registered service mark of Allstate Insurance Company.
CoreNotes(R) is a registered service mark of Merrill Lynch & Co., Inc.




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                                TABLE OF CONTENTS

                                                                                                  PAGE


                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.1           Certain Terms Defined............................................................1
SECTION 1.2           Interpretation..................................................................12

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.1           Amount Unlimited................................................................12
SECTION 2.2           Status of Notes.................................................................13
SECTION 2.3           Forms Generally.................................................................13
SECTION 2.4           Currency; Denominations.........................................................13
SECTION 2.5           Execution, Authentication, Delivery and Date....................................14
SECTION 2.6           Registration, Transfer and Exchange.............................................15
SECTION 2.7           Mutilated, Destroyed, Lost or Stolen Note Certificates..........................17
SECTION 2.8           Interest Record Dates...........................................................18
SECTION 2.9           Cancellation....................................................................19
SECTION 2.10          Global Securities...............................................................19
SECTION 2.11          Withholding Tax.................................................................21
SECTION 2.12          Tax Treatment...................................................................21

                                    ARTICLE 3
                           REDEMPTION, REPAYMENT AND REPURCHASE OF NOTES; SINKING FUNDS

SECTION 3.1           Redemption of Notes.............................................................22
SECTION 3.2           Repayment at the Option of the Holder...........................................26
SECTION 3.3           Repurchase of Notes.............................................................26
SECTION 3.4           Sinking Funds...................................................................27

                                    ARTICLE 4
                             PAYMENTS; PAYING AGENTS AND CALCULATION AGENT; COVENANTS

SECTION 4.1           Payment of Principal and Interest...............................................27
SECTION 4.2           Collection Account..............................................................31
SECTION 4.3           Offices for Payments, Etc.......................................................31
SECTION 4.4           Appointment to Fill a Vacancy in Office of Indenture Trustee....................32
SECTION 4.5           Paying Agents...................................................................32
SECTION 4.6           Calculation Agent...............................................................36
SECTION 4.7           Certificate to Indenture Trustee................................................39
SECTION 4.8           Negative Covenants..............................................................39
SECTION 4.9           Non-Petition....................................................................39


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SECTION 4.10          Additional Amounts..............................................................39

                                    ARTICLE 5
                         REMEDIES OF THE INDENTURE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

SECTION 5.1           Event of Default Defined; Acceleration of Maturity; Waiver of Default...........41
SECTION 5.2           Collection of Indebtedness by Indenture Trustee; Indenture
                      Trustee May Prove Debt..........................................................45
SECTION 5.3           Application of Proceeds.........................................................47
SECTION 5.4           Suits for Enforcement...........................................................49
SECTION 5.5           Restoration of Rights on Abandonment of Proceedings.............................49
SECTION 5.6           Limitations on Suits by Holders.................................................49
SECTION 5.7           Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.........50
SECTION 5.8           Control by the Holders..........................................................51
SECTION 5.9           Waiver of Past Defaults.........................................................51

                                    ARTICLE 6
                              THE INDENTURE TRUSTEE

SECTION 6.1           Certain Duties and Responsibilities.............................................52
SECTION 6.2           Certain Rights of the Indenture Trustee.........................................53
SECTION 6.3           Not Responsible for Recitals, Validity of the Notes or
                      Application of the Proceeds.....................................................55
SECTION 6.4           May Hold Notes; Collections, Etc................................................55
SECTION 6.5           Funds Held By Indenture Trustee.................................................55
SECTION 6.6           Compensation; Reimbursement; Indemnification....................................55
SECTION 6.7           Corporate Trustee Required; Eligibility.........................................56
SECTION 6.8           Resignation and Removal; Appointment of Successor Trustee.......................57
SECTION 6.9           Acceptance of Appointment by Successor Trustee..................................59
SECTION 6.10          Merger, Conversion, Consolidation or Succession to Business
                      of Indenture Trustee............................................................60
SECTION 6.11          Limitations on Rights of Indenture Trustee as Creditor..........................61

                                    ARTICLE 7
                             HOLDERS' LISTS AND REPORTS BY INDENTURE TRUSTEE AND TRUST

SECTION 7.1           Trust To Furnish Indenture Trustee Names And Addresses Of Holders...............61
SECTION 7.2           Preservation of Information; Communication to Holders...........................61
SECTION 7.3           Reports by Indenture Trustee....................................................61
SECTION 7.4           Reports and Opinions by Trust...................................................62

                                       ii
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SECTION 7.5           Reports on Assessment of Compliance with Servicing Criteria and Compliance Statements; Attestation Reports of Registered
                      Public Accounting Firm..........................................................64

                                    ARTICLE 8
                             CONCERNING EACH HOLDER

SECTION 8.1           Evidence of Action Taken by a Holder............................................64
SECTION 8.2           Proof of Execution of Instruments and of Holding of Notes.......................65
SECTION 8.3           Voting Record Date..............................................................65
SECTION 8.4           Persons Deemed to be Owners.....................................................65
SECTION 8.5           Notes Owned by Trust Deemed Not Outstanding.....................................66
SECTION 8.6           Right of Revocation of Action Taken; Binding Effect of Actions
                      by Holders......................................................................66

                                    ARTICLE 9
                             SUPPLEMENTAL INDENTURES

SECTION 9.1           Supplemental Indentures Without Consent of Holders..............................67
SECTION 9.2           Supplemental Indentures With Consent of Holders.................................68
SECTION 9.3           Compliance with Trust Indenture Act; Effect of Supplemental Indentures..........69
SECTION 9.4           Documents to Be Given to Indenture Trustee......................................70
SECTION 9.5           Notation on Note Certificates in Respect of Supplemental Indentures.............70
SECTION 9.6           Amendment to Funding Agreements.................................................70

                                   ARTICLE 10
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 10.1          Trust May Merge, Consolidate, Sell Or Convey Property
                      Under Certain Circumstances.....................................................72

                                   ARTICLE 11
            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED FUNDS

SECTION 11.1          Satisfaction and Discharge of Indenture.........................................72
SECTION 11.2          Application by Indenture Trustee of Funds Deposited for
                      Payment of Notes................................................................73
SECTION 11.3          Repayment of Funds Held by Paying Agent.........................................73
SECTION 11.4          Return of Funds Held by Indenture Trustee and Paying Agent......................74

                                   ARTICLE 12
                          MEETINGS OF HOLDERS OF NOTES

SECTION 12.1          Purposes for Which Meetings May Be Called.......................................74

                                      iii
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SECTION 12.2          Call, Notice and Place of Meetings..............................................74
SECTION 12.3          Persons Entitled to Vote at Meetings............................................75
SECTION 12.4          Quorum; Action..................................................................75
SECTION 12.5          Determination of Voting Rights; Conduct of Adjournment of
                      Meetings........................................................................76
SECTION 12.6          Counting Votes and Recording Action of Meetings.................................77

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

SECTION 13.1          No Recourse.....................................................................78
SECTION 13.2          Provisions of Indenture for the Sole Benefit of Parties
                      and Holders.....................................................................78
SECTION 13.3          Successors and Assigns of Trust Bound by Indenture..............................78
SECTION 13.4          Notices and Demands on Trust, Indenture Trustee and any
                      Holder..........................................................................79
SECTION 13.5          Trust Certificates and Opinions of Counsel; Statements to be
                      Contained Therein...............................................................80
SECTION 13.6          Governing Law...................................................................82
SECTION 13.7          Counterparts....................................................................82
SECTION 13.8          Trust Indenture Act to Control..................................................82
SECTION 13.9          Judgment Currency...............................................................82

                                   ARTICLE 14
                                SECURITY INTEREST

SECTION 14.1          Security Interest...............................................................83
SECTION 14.2          Representations and Warranties..................................................84
SECTION 14.3          Additional Representations and Warranties.......................................85
SECTION 14.4          Further Assurances; Covenants...................................................86
SECTION 14.5          General Authority...............................................................88
SECTION 14.6          Remedies Upon Event of Default..................................................88
SECTION 14.7          Limitation on Duties of Indenture Trustee with Respect to
                      Collateral......................................................................89
SECTION 14.8          Concerning the Indenture Trustee................................................89
SECTION 14.9          Termination of Security Interest................................................90


EXHIBIT A-1         Form of Global Security for Secured Medium Term Notes
                    Program                                                                           A-1-1
EXHIBIT A-2         Form of Definitive Security for Secured Medium Term Notes
                    Program                                                                           A-2-1
EXHIBIT A-3         Form of Global Security for Allstate Life(R) CoreNotes(R) Program                 A-3-1
EXHIBIT A-4         Form of Definitive Security for Allstate Life(R) CoreNotes(R)
                    Program                                                                           A-4-1

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EXHIBIT B           Form of Certificate of Authentication                                               B-1
EXHIBIT C           Form of Indenture Trustee Report Pursuant to Section 7.3(f)                         C-1
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                                       v
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                              RECONCILIATION TABLE

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

Trust Indenture Act Section                                                     Standard Indenture Terms Section

ss.310(a)(1)..............................................................................................6.7
       (a)(2).............................................................................................6.7
       (b)................................................................................................6.8
ss.311(a)................................................................................................6.11
ss.312(a) ................................................................................................7.1
       (b)................................................................................................7.2
       (c)................................................................................................7.2
ss.313(a).................................................................................................7.3(b)
       (b)................................................................................................7.3(c)
       (c)................................................................................................7.3(d)
       (d)................................................................................................7.3(d)
ss.314(a) ................................................................................................7.4
       (b)................................................................................................7.4(d)
       (c)(1) ...........................................................................................13.5(a)
       (c)(2) ...........................................................................................13.5(a)
       (e)...............................................................................................13.5(b)
       (f)...............................................................................................13.5(a)
ss.315(c) ................................................................................................6.1(b)
ss.316(a) (last sentence) ................................................................................8.5
       (a)(1)(A)..........................................................................................5.8
       (a)(1)(B)..........................................................................................5.9
       (b)................................................................................................5.6
ss.317(a)(1)..............................................................................................5.2(c)
       (a)(2) ............................................................................................5.2(c)
       (b)................................................................................................4.5(a)
ss.318(a) ...............................................................................................13.8
       (c) ..............................................................................................13.8

                  This reconciliation table shall not be deemed to be part of the Indenture for any purpose.

                  Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that certain provisions of Sections 310 to and including 317 are a part of and govern every qualified indenture, whether or not physically contained in the Indenture.

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     This  document  constitutes  the Standard  Indenture  Terms,  which will be incorporated by reference in, and form a part of, the Indenture (as defined below), by and among the Trust (as defined below) and the Indenture Trustee, Calculation Agent, Exchange Rate Agent, Paying Agent, Registrar and Transfer Agent (as defined below).

     These Standard Indenture Terms shall be of no force and effect unless and until incorporated by reference into, and then only to the extent not modified by, such Indenture.

     The following  Standard  Indenture  Terms shall govern the Notes subject to
contrary  terms  and  provisions   expressly  adopted  in  the  Indenture,   any
Supplemental Indenture or the Notes, which contrary terms shall be controlling.

                                   ARTICLE 1
                                   DEFINITIONS

     SECTION 1.1 Certain Terms Defined. The following terms shall have the meanings specified in this Section for all purposes of the Indenture and the Notes, unless otherwise expressly provided. All other terms used in the Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act shall have the meanings (except as otherwise expressly provided in the Indenture or unless the context otherwise clearly requires) assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the Indenture as originally executed.

     "Additional Amounts" means any additional amounts which may be required by the Notes, under circumstances specified in a Note Certificate or Supplemental Indenture, to be paid by the Trust in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

     "Administrative Services Agreement" means that certain administrative services agreement included in Part B of the Series Instrument, by and between the Trust and the Administrator, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Administrator" means AMACAR Pacific Corp., a Delaware corporation, in its capacity as the sole administrator of the Trust, or another entity specified in the Indenture as the Administrator, and, in each case, its permitted successors and assigns.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"),

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

as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agents" has the meaning ascribed in the Distribution Agreement.

     "Amended and Restated Administrative Services Agreement" means that certain Amended and Restated Administrative Services Agreement dated as of -, 2006, between AMACAR Pacific Corp. and Global Funding, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Annual Redemption Percentage Reduction" has the meaning ascribed in the Note Certificate(s) or the Indenture.

     "Annual Report" has the meaning ascribed in Section 7.5.

     "Book-Entry Note" means a Note, the registered ownership of which is represented by a Global Security.

     "Business Day" means (except as otherwise provided in the Pricing Supplement) any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, if the Specified Currency of the Notes is other than U.S. Dollars, the day must also not be a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency (or, if the Specified Currency is Euro, the day must also be a day on which the Target System is open).

     "Calculation Agent" means the Indenture Trustee in its capacity as calculation agent with respect to the Notes, or any other Person specified as calculation agent with respect to any Notes in the Note Certificate(s) or the Indenture, and, in each case, it successor in such capacity.

     "Certificated Note" means a Note represented by a Definitive Security.

     "Clearing Corporation" means DTC, or any other clearing system specified in
the  Note   Certificate(s)   and  their  respective   successors  and  "Clearing
Corporations" means all of the foregoing.

     "Closing Instrument" means the closing instrument of the Trust, pursuant to which certain documents are executed in connection with the issuance of the Notes by the Trust.

     "Code" means the United States Internal Revenue Code of 1986, as amended, including any successor statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

     "Collateral" means, with respect to the Notes, the right, title and interest of the Trust in and to (i) each Funding Agreement held in the Trust,
(ii) all Proceeds in respect of each such Funding Agreement and (iii) all books and records (including without limitation, computer programs, printouts and other computer materials and files) of the Trust pertaining to the Funding Agreement(s).

     "Collection Account" has the meaning ascribed in Section 4.2.

     "Commission" means the Securities and Exchange Commission or any successor body.

     "Compliance Report" has the meaning ascribed in Section 7.5.

     "Coordination Agreement" means that certain Coordination Agreement included in Part F of the Series Instrument, among the Trust and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Corporate Trust Office" means the office of the Indenture Trustee at which the Indenture shall, at any particular time, be administered, which office is, at the date as of which the Indenture is executed located at 700 South Flower Street, Suite 500, Los Angeles, CA 90017, except that for the purposes of
Section 4.3 it shall be 4 New York Plaza, 1st Floor, New York, New York 10004, or such other location as may be specified in or pursuant to the Note Certificate(s) or the Indenture.

     "Custodian" has the meaning ascribed in Section 14.3(e).

     "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (iv) all contingent and non-contingent obligations of such Person to reimburse any bank or other
Person in respect of amounts paid under a letter of credit or similar instrument, (v) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vi) all Guarantees by such Person of Debt of another Person (each such Guarantee to constitute Debt in an amount equal to the amount of such other Person's Debt Guaranteed thereby).

     "Defaulted Interest" has the meaning ascribed in Section 2.8(b).

     "Definitive Security" means any Note Certificate which is not a Global Security.

     "Delaware Trustee" means Wilmington Trust Company, a Delaware banking corporation, or another entity specified in the Indenture as the Delaware Trustee, in each case not in its individual capacity but solely as trustee, and its successors.

     "Depositary" shall mean, if the Notes are represented by one or more Global Securities, the Clearing Corporation or its agent or nominee designated as Depositary by the Trust pursuant to Section 2.10 until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary under the Indenture. The Depositary must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation. Unless otherwise specified in the Note Certificate(s), the "Depositary" shall initially be DTC.

     "Distribution Agreement" means that certain Distribution Agreement dated as of -, 2006, by and among Global Funding and the Agents named therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "DTC" means The Depository Trust Company and its successors and assigns.

     "Entitlement Holder" means any Person in whose name Notes are credited to a securities account maintained in the name of such Person on the books and records of a Clearing Corporation or other Securities Intermediary.

     "Euro" means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended by the Treaty on European Union.

     "Event  of  Default"  means  any event or  condition  specified  as such in
Section 5.1 which shall have continued for the period of time, if any, therein designated.

     "Exchange Act" means the Securities Exchange Act of 1934, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

     "Exchange Event" has the meaning ascribed in Section 2.10(b).

     "Exchange Rate Agent" means the Indenture Trustee in its capacity as exchange rate agent with respect to the Notes, or any other person specified as exchange rate agent with respect to any Notes in the Note Certificate(s) or the Indenture, and, in each case, its successors in such capacity.

     "Foreign Currency Note" means a Note the Specified Currency of which is other than U.S. Dollars.

     "Funding Agreement" means each funding agreement issued by the Funding Agreement Provider to Global Funding, which is immediately pledged and collaterally assigned by Global Funding to the Funding Note Indenture Trustee and immediately thereafter assigned absolutely to, and deposited into, the Trust by Global Funding, as the same may be amended, supplemented, modified, restated or replaced from time to time in accordance with the terms thereof.

     "Funding Agreement Provider" means Allstate Life Insurance Company, a stock life insurance company organized under the laws of the State of Illinois, and its successors.

     "Funding Note" has the meaning ascribed in the Funding Note Indenture.

     "Funding Note Indenture" means that certain Funding Note Indenture included in Part H of the Series Instrument, among Global Funding and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Funding Note  Indenture  Trustee" has the meaning  ascribed in the Funding
Note Indenture.

     "Global Funding" means Allstate Life Global Funding, a statutory trust formed under the laws of the State of Delaware.

     "Global Security" means a single Note Certificate deposited with the Depositary and registered in the name of a Clearing Corporation or its agent or nominee representing the entire issue of Book-Entry Notes, or if the rules of the applicable Clearing Corporation or the applicable securities laws or regulations of any jurisdiction limit the maximum principal amount of Note Certificates, each of the minimum number of Note Certificates so deposited and registered that are required to comply with such laws, regulations and rules while representing in the aggregate the entire issue of Book-Entry Notes.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by virtue of an agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) to reimburse a bank for amounts drawn under a letter of credit for the purpose of paying such Debt or (iii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

     The term "Guarantee" used as a verb has a corresponding meaning.

     "Holder"  means,  with  respect to any Note,  the Person in whose name such
Note is registered in the Note Register.

     "Holder Representative" has the meaning ascribed in Section 5.8(a).

     "Indenture" means that certain Indenture included in Part G of the Series Instrument, and which incorporates by reference these Standard Indenture Terms, among the Trust and the other parties specified therein, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Indenture Trustee" means The Bank of New York Trust Company, N.A., or another entity specified as the Indenture Trustee in the Indenture, and, in each case, its successors.

     "Initial Redemption Date" means, with respect to any Note or portion thereof to be redeemed pursuant to Section 3.1(b), the date on or after which such Note or portion thereof may be redeemed as determined by or pursuant to the Indenture or a Note Certificate of Supplemental Indenture.

     "Initial Redemption Percentage" has the meaning specified in the Note Certificate(s).

     "Interest Payment Date" has the meaning ascribed in Section 2.8(a).

     "Interest Reset Date" has the meaning ascribed in the Note Certificate(s).

     "Investment Company Act" has the meaning ascribed in Section 4.8.

     "Judgment Currency" has the meaning ascribed in Section 13.9.

     "LIBOR", has the meaning ascribed in the Note Certificate(s).

     "LIBOR Currency" means the currency specified in the Note Certificate(s) as to which LIBOR shall be calculated or, if no currency is specified in the applicable Note Certificate, United States dollars.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has substantially the same practical effect as a security interest, in respect of such asset. For purposes hereof, the Trust shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Market Exchange Rate" for a Specified Currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

     "Maturity Date" means, with respect to the principal (or any installment of principal) of the Notes, any date prior to the Stated Maturity Date on which the principal (or such installment of principal) of the Notes becomes due and payable whether, as applicable, by the declaration of acceleration of maturity, notice of redemption at the option of the Trust, notice of the Holder's option to elect repayment or otherwise.

     "Name Licensing Agreement" means that certain Name Licensing Agreement included in Part D of the Series Instrument, between Allstate Insurance Company and the Trust, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Nonrecourse Parties" has the meaning ascribed in Section 13.1.

     "Notes" means any Secured Medium Term Notes or Allstate Life(R) CoreNotes(R), as the case may be, issued By the Trust under the Indenture, each in an authorized denomination and represented, individually or collectively, by one or more Note Certificates authenticated by the Indenture Trustee pursuant to the terms of the Indenture.

     "Note Certificate" means a security certificate representing one or more Notes.

     "Note Register" has the meaning ascribed in Section 2.6(a).

     "Obligations" means the obligations of the Trust secured under the Notes and the Indenture, including (a) all principal of, any premium and interest payable (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Trust, whether or not allowed or allowable as a claim in any such proceeding) on, and any Additional Amounts with respect to, the Notes or pursuant to the Indenture, (b) all other amounts payable by the Trust under the Indenture or under the Notes including all costs and expenses (including attorneys' fees) incurred by the Indenture Trustee or any Holder thereof in realizing on the Collateral to satisfy such obligations and (c) any renewals or extensions of the foregoing.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Trust or the Indenture Trustee or who may be other counsel satisfactory to the Indenture Trustee. Each such opinion shall include the statements provided for in Section 13.5 hereof, if and to the extent required hereby.

     "Original Issue Date" has the meaning ascribed in the Pricing Supplement.

     "Outstanding" shall, subject to the provisions of Section 8.5, mean, as of any particular time, all Notes represented by Note Certificates executed by the Trust and authenticated and delivered by the Indenture Trustee under the Indenture, except (a) any Note represented by a Note Certificate theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation; (b) any Note as to which funds for the full payment or redemption of which in the necessary amount shall have been deposited in trust with the Indenture Trustee or with any Paying Agent; provided that if such Note is to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in or pursuant to the Indenture, or provision satisfactory to the Indenture Trustee shall have been made for giving such notice; and (c) any Note represented by a Note Certificate in substitution for which one or more other Note Certificates shall have been authenticated and delivered pursuant to the terms of Section 2.5 or which shall have been paid (unless proof satisfactory to the Indenture Trustee is presented that any of such Note is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Trust).

     "Owner" shall, with respect to each Funding Agreement, have the meaning ascribed in such Funding Agreement.

     "Paying Agent" means the Indenture Trustee in its capacity as paying agent with respect to the Notes, and/or any other Person specified as paying agent with respect to any Notes in the Note Certificate(s) or the Indenture, and, in each case, its successors in such capacity.

     "Person" means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, trust or other organization, whether or not a legal entity, and any government or any agency or political subdivision thereof.

     "Pricing Supplement" means the pricing supplement included as Annex A to the Series Instrument.

     "Principal Amount" with respect to a Funding Agreement, has the meaning ascribed in such Funding Agreement.

     "Principal Financial Center" means, as applicable (i) the capital city of the country issuing the Specified Currency; or (ii) the capital city of the country to which the LIBOR Currency relates; provided, however, that with respect to United States dollars, Australian dollars, Canadian dollars, Euro, South African rands and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, London (solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively.

     "Proceeds" means all of the proceeds of, and all other profits, products, rents, principal payments, interest payments or other receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition or maturity of, or other realization upon, a Funding Agreement, including without limitation all claims of the Trust against third parties for loss of, damage to or destruction of, or for proceeds payable under, such Funding Agreement, in each case whether now existing or hereafter arising.

     "Program" means the program for issuance, from time to time, of Secured Medium Term Notes and Allstate Life(R) CoreNotes(R) through Allstate Life Global Funding Trusts, as described in the Registration Statement.

     "Redemption Date" means, with respect to any Note to be redeemed, pursuant to Section 3.1(b) or Section 3.1(c), the date of redemption of such Note specified in the relevant notice of redemption provided to the Indenture Trustee pursuant to Section 3.1(d).

     "Redemption Price" means, with respect to the Notes, an amount equal to the Initial Redemption Percentage specified in the Note Certificate(s) (as adjusted by the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount thereof to be redeemed.

     "Registrar" has the meaning ascribed in Section 2.6(a).

     "Registration Statement" means the Registration Statement relating to the Program (File No. 333-129157), filed with the Commission by the Funding Agreement Provider and Global Funding on October 20, 2005, as amended by Amendment No. 1 filed with the Commission on November 29, 2005, and Amendment No. 2 filed with the Commission on -, 2006, and as it may further be amended, supplemented, modified, restated or replaced from time to time.

     "Regular Interest Record Date" has the meaning ascribed in Section 2.8(a).

     "Regulation AB" has the meaning ascribed in Section 7.5.

     "Repayment Date" means, with respect to any Note or portion thereof to be repaid pursuant to Section 3.2, the date for the repayment of such Note or portion thereof as determined by or pursuant to the Indenture or a Note Certificate or Supplemental Indenture.

     "Repayment Price" means, with respect to any Note or portion thereof to be repaid pursuant to Section 3.2, the price for repayment of such Note or portion thereof as determined by, or pursuant to, the Indenture or an applicable Note Certificate or Supplemental Indenture.

     "Responsible Officer" when used with respect to any Person means the chairman of the board of directors or any vice chairman of the board of directors or the president or any vice president (whether or not designated by a number or numbers or a word or words added before or after the title "vice president") of such Person. With respect to the Trust, Responsible Officer means any Responsible Officer (as defined in the preceding sentence) plus any assistant secretary and any financial services officer of the Delaware Trustee, and with respect to the Indenture Trustee, Responsible Officer means any Responsible Officer (as defined in the first sentence of this definition) plus the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other authorized officer of the Indenture Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Secured Parties" has the meaning ascribed in Section 14.1(a).

     "Securities  Act" means the  Securities  Act of 1933,  as amended,  and any
successor   statute   thereto,   and  the  rules,   regulations   and  published
interpretations of the Commission promulgated thereunder from time to time.

     "Securities   Intermediary"  means  any  Person,   including  any  Clearing
Corporation, bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

     "Security Interest" has the meaning ascribed in Section 14.1(a).

     "Series Instrument" means the series instrument of the Trust, pursuant to which the Administrative Services Agreement, the Coordination Agreement, the Funding Note Indenture, the Indenture, the Name Licensing Agreement, the Support Agreement, the Terms Agreement and the Trust Agreement are entered into, and certain other documents are executed, in connection with the issuance of the Notes by the Trust.

     "Special Interest Record Date" has the meaning ascribed in Section 2.8(b).

     "Specified Currency" has the meaning ascribed in Section 2.4.

     "Standard Trust Terms" means those certain Standard Trust Agreement Terms, which will be incorporated by reference in and form a part of the Trust Agreement.

     "Stated Maturity Date," means with respect to any Note, any installment of principal thereof, or interest thereon, any premium thereon or any Additional Amounts with respect thereto, the date established by or pursuant to the Indenture or Note Certificate or Supplemental Indenture as the date on which the principal of such Note or such installment of principal or interest or such premium is, or such Additional Amounts are, due and payable.

     "Supplemental Indenture" has the meaning ascribed in Section 9.1(a).

     "Support Agreement" means that certain Support and Expenses Agreement included in Part C of the Series Instrument, by and between the Funding Agreement Provider and the Trust, as the same may be amended, supplemented, modified, restated or replaced from time to time.

     "Target  System"  means  the  Trans-European   Automated  Real  Time  Gross
Settlement Express Transfer (TARGET) System.

     "Tax Event" has the meaning ascribed in Section 3.1(c).

     "Terms Agreement" means that certain Terms Agreement included in Part E of the Series Instrument, by and among Global Funding, the Trust and each Agent named therein, which will incorporate by reference the terms of the Distribution Agreement.

     "Trust" means the Allstate Life Global Funding Trust specified in the Series Instrument, together with its permitted successors and assigns.

     "Trust Agreement" means that certain Trust Agreement included in Part A of the Series Instrument, among the Delaware Trustee, the Administrator and the Trust Beneficial Owner.

     "Trust Beneficial Owner" means Global Funding, in its capacity as the sole beneficial owner of the Trust, and its successors.

     "Trust Certificate" means a certificate signed by the Administrator on behalf of the Trust and delivered to the Indenture Trustee. Each such certificate shall include the statements provided for in Section 13.5.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

     "UCC" means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that, with respect to the perfection, effect of perfection or non-perfection, or priority of any security interest in the Collateral, "UCC" shall mean the applicable jurisdiction whose law governs such perfection, non-perfection or priority.

     "United States", except as otherwise provided in or pursuant to the Indenture or any Note Certificate, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

     "United States Dollars", "U.S. Dollars" or "$" means lawful currency of the United States.

     SECTION 1.2 Interpretation. For all purposes of the Indenture except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article shall have the meanings ascribed to them in this Article and shall include the plural as well as the singular;

          (b) all accounting terms used and not expressly defined shall have the meanings given to them in accordance with United States generally accepted accounting principles, and the term "generally accepted accounting principles" shall mean such accounting principles which are generally accepted at the date or time of any computation or at the date of the Indenture;

          (c) references to Exhibits, Articles, Sections, paragraphs, subparagraphs and clauses shall be construed as references to the Exhibits, Articles, Sections, paragraphs, subparagraphs and clauses of the Indenture;

          (d)  the  words  "include",   "includes"  and  "including"   shall  be
               construed to be followed by the words "without limitation"; and

          (e) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting the Indenture or the intent of the parties.

                                   ARTICLE 2
                                    THE NOTES

     SECTION 2.1 Amount Unlimited. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture shall be the principal amount of the Notes set forth in the Pricing Supplement.

     SECTION 2.2 Status of Notes. The Notes constitute direct, unconditional, unsubordinated and secured non-recourse obligations of the Trust and rank equally among themselves.

     SECTION 2.3 Forms Generally.

          (a) The Note Certificates, shall be in, or substantially in, the form set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 attached hereto, as applicable, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture or as may in the Trust's judgment be necessary, appropriate or convenient to permit the Notes to be issued and sold, or to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Notes may be listed, or as may, consistently herewith, be determined by the Responsible Officer of the Trust executing such Note Certificates, with the approval of the Indenture Trustee, as evidenced by his or her execution thereof.

          (b) Note Certificates may be printed, lithographed, engraved, typewritten, photocopied or otherwise produced in any manner as the Responsible Officer of the Trust executing such Notes may determine.

          (c) The terms and provisions contained in the Note Certificates and in any Supplemental Indenture shall constitute, and are expressly made, a part of the Indenture and, to the extent applicable, the Trust and the Indenture Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

     SECTION 2.4 Currency; Denominations.

          (a) Unless otherwise specified in the Note Certificates or in any Supplemental Indenture, Notes will be denominated in, and payments of principal of, premium and interest on, and Additional Amounts in respect to, the Notes will be made in, U.S. dollars. The currency in which the Notes are denominated (or, if such currency is no longer legal tender for the payment of public and private debts in the country issuing such currency or, in the case of Euro, in the member states of the European Union that have adopted the single currency in accordance with the Treaty establishing the European Community, as amended by the Treaty on European Union, such currency which is then such legal tender) is in the Indenture referred to as the "Specified Currency".

          (b) Unless otherwise provided in or pursuant to the Indenture, the Trust appoints the Indenture Trustee as Exchange Rate Agent with respect to the Notes and the Indenture Trustee accepts such appointment.

          (c) Unless otherwise specified in the Note Certificates or in a Supplemental Indenture, Notes shall be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof or equivalent denominations in other currencies.

          (d) The Trust may (if so specified in a Note Certificate or Supplemental Indenture) without the consent of the Holder of any Note, redenominate all, but not less than all, of the Notes on or after the date on which the member state of the European Union in whose national currency the Notes are denominated has become a participant member in the third stage of the European economic and monetary union as more fully set out in a Note Certificate or Supplemental Indenture.

          (e) Unless otherwise specified in a Note Certificate or Supplemental Indenture, if the Specified Currency of the Notes is other than U.S. Dollars, the Trust shall not sell the Notes in, or to residents of, the country issuing such Specified Currency.

     SECTION 2.5 Execution, Authentication, Delivery and Date.

          (a) Each Note Certificate shall be executed on behalf of the Trust by any Responsible Officer of the Delaware Trustee. The signature of any Responsible Officer of the Delaware Trustee may be manual, in facsimile form, imprinted or otherwise reproduced and may, but need not, be attested.

          (b) Each Note Certificate bearing the signature of a Person who was at any time a Responsible Officer of the Delaware Trustee shall bind the Trust, notwithstanding that such Person has ceased to hold such office prior to the authentication and delivery of such Note Certificate or did not hold such office at the date of such Note Certificate.

          (c)  At any time,  and from  time to time,  after  the  execution  and
               delivery  of  the   Indenture,   the  Trust  may   deliver   Note
               Certificates executed by or on behalf of the Trust to the Indenture Trustee for authentication, and the Indenture Trustee shall thereupon authenticate and deliver such Note Certificates as provided in the Indenture and not otherwise.

          (d) The Indenture Trustee shall have the right to decline to authenticate and deliver any Note Certificates under this Section if the Indenture Trustee has obtained an Opinion of Counsel reasonably acceptable to the Trust, to the effect that the issuance of the Notes will adversely affect the Indenture Trustee's own rights, duties or immunities under the Indenture.

          (e)  The  Note   Certificates   shall  be  dated  the  date  of  their
               authentication.

          (f) No Note shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose, unless there appears on the Note Certificate representing such Note a certificate of authentication substantially in the form attached as Exhibit B executed by the Indenture Trustee by manual signature of one of its authorized signatories. Such certificate upon any Note Certificate shall be conclusive evidence, and the only evidence, that such Note Certificate has been duly authenticated and delivered under the Indenture.

     SECTION 2.6 Registration, Transfer and Exchange.

          (a) The Indenture Trustee will serve initially as registrar (in such capacity, and together with any successor registrar, the "Registrar") for the Notes. In such capacity, the Indenture Trustee will cause to be kept at the Corporate Trust Office of the Indenture Trustee a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Indenture Trustee will provide for the registration of the Notes and of transfers of the Notes. The Note Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

          (b) Subject to Section 2.10, upon surrender of a Note Certificate for registration of transfer of any Note represented thereby, together with the form of transfer endorsed thereon duly completed and executed, at the designated office of the Registrar or of any applicable transfer agent, each as provided in a Note Certificate or Supplemental Indenture, the Delaware Trustee, on behalf of the Trust shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Note Certificates representing an aggregate principal amount of Notes equal to the aggregate principal amount of the Notes represented by such Note Certificate surrendered for registration of transfer.

          (c) Subject to Section 2.10, at the option of the applicable Holder, any Note Certificate may be exchanged for one or more new Note Certificates, and any two or more Note Certificates may be consolidated into and exchanged for a single Note Certificate or fewer than the number of Note Certificates duly presented for exchange, in each case representing one or more Notes in an aggregate principal amount equal to the aggregate principal amount of the Notes represented by the Note Certificate or Note Certificates duly presented for exchange. Each Note Certificate to be exchanged shall be surrendered at the designated office of the Registrar or of any applicable transfer agent, each as provided in a Note Certificate or Supplemental Indenture. Whenever any Note Certificate is so surrendered for exchange, the Delaware Trustee, on behalf of the Trust shall execute, and the Indenture Trustee shall authenticate and deliver, the Note Certificate or Note Certificates which the applicable Holder is entitled to receive, bearing numbers, letters or other designating marks not contemporaneously outstanding.

          (d) Each Note Certificate executed, authenticated and delivered upon any transfer or exchange shall be a valid obligation of the Trust, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Note Certificates surrendered in connection with any such transfer or exchange. Upon surrender, transfer or exchange of a Note Certificate pursuant to this Section 2.6, each new Note Certificate will, within three Business Days of the receipt of the applicable form of transfer or the applicable surrender, as the case may be, be delivered to the designated office of the Registrar or of any applicable transfer agent, each as provided in a Note Certificate or Supplemental Indenture, or mailed at the risk of the Person entitled to such Note Certificate to such address as may be specified in the form of transfer or in written instructions of the applicable Holder upon surrender for exchange.

          (e) Every Note Certificate presented or surrendered in connection with any transfer or exchange shall (if so required by the Trust or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trust and the Indenture Trustee duly executed by, the applicable Holder or his attorney duly authorized in writing.

          (f) No service charge shall be made in connection with any transfer of Notes or exchange of Note Certificates, but the Trust or the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer of Notes or exchange of Note Certificates.

          (g) Except as otherwise provided in or pursuant to the Indenture, the Trust and the Indenture Trustee shall not be required to (i) upon presentation or surrender of a Note Certificate in connection with any transfer or exchange during a period beginning at the opening of business 15 days before the day of the selection for redemption of Notes under Section 3.1 and ending at the close of business on the day of such selection, exchange any Note
               Certificate representing any Note selected for redemption, register the transfer of any such Note, or portion thereof, except in the case of any Note to be redeemed in part, with respect to the portion of such Note not to be redeemed, or (ii) exchange any Note Certificate representing any Note the Holder or Holders of which shall have exercised the option pursuant to
               Section 3.2 to require the Trust to repay any such Note prior to its Stated Maturity Date or register the transfer of any such Note except, in the case of any Note to be repaid in part, with respect to the portion of such Note not to be repaid.

     SECTION 2.7 Mutilated, Destroyed, Lost or Stolen Note Certificates.

          (a) If (i) any Note Certificate is mutilated and is surrendered to the Indenture Trustee or the Trust, or the Indenture Trustee and the Trust receive evidence to their satisfaction of the destruction, loss or theft of any Note Certificate, and (ii) there is delivered to the Trust and the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trust or the Indenture Trustee that such Note Certificate has been acquired by a protected purchaser, the Trust shall execute and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note Certificate, a new Note Certificate representing Notes of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          (b) If any Note represented by any such mutilated or apparently destroyed, lost or stolen Note Certificate has become or is about to become due and payable, the Trust in its discretion may, instead of issuing a new Note Certificate, pay such amounts in respect of the Notes represented by such Note Certificate.

          (c) Upon the execution, authentication and delivery of any new Note Certificate under this Section, the Indenture Trustee or the Trust may require the Holder to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

          (d) The Notes represented by every Note Certificate executed, authenticated and delivered pursuant to this Section in lieu of any apparently destroyed, lost or stolen Note Certificate shall constitute an original additional contractual obligation of the Trust, whether or not any obligation with respect to the Notes represented by the apparently destroyed, lost or stolen Note Certificate shall be at any time enforceable by any Person, and shall be entitled to all of the benefits of the Indenture equally and proportionately with any and all other Notes duly issued under the Indenture.

          (e) The provisions of this Section are exclusive with respect to the replacement of any mutilated or apparently destroyed, lost or stolen Note Certificate or the payment of the Notes represented thereby and shall preclude all other rights and remedies with respect to the replacement of any mutilated or apparently destroyed, lost or stolen Note Certificate or the payment of the Notes represented thereby.

     SECTION 2.8 Interest Record Dates.

          (a) Interest on and Additional Amounts with respect to any Note which is payable, on any interest payment date specified in the Note Certificates or in any Supplemental Indenture (each such date, an "Interest Payment Date") shall be paid to the Holder of such Note at the close of business on the date specified as the regular interest record date in the Note Certificates or Supplemental Indenture (the "Regular Interest Record Date") or, if no such date is specified, the date that is 15 calendar days preceding such Interest Payment Date.

          (b) Unless otherwise provided in the Note Certificates or in any Supplemental Indenture, any interest on, and any Additional Amounts with respect to, any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date specified in the Note Certificates or Supplemental Indenture (the "Defaulted Interest") shall forthwith cease to be payable to the Holder of such Note on the relevant Regular Interest Record Date by virtue of having been such Holder, and such Defaulted Interest shall be paid by the Trust to the Holder of such Note at the close of business on a special record date (the "Special Interest Record Date") established by the Trust by notice to each applicable Holder and the Indenture Trustee in accordance with
               Section 13.4, which Special Interest Record Date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment of Defaulted Interest and not less than 10 days after the receipt by the Indenture Trustee of the notice of the proposed payment of Defaulted Interest.

     SECTION 2.9 Cancellation. Each Note Certificate surrendered for exchange or in connection with any payment, redemption, transfer of any Note represented thereby shall be delivered to the Indenture Trustee and, if not already cancelled, shall be promptly cancelled by it. The Trust may at any time deliver to the Indenture Trustee for cancellation any Note Certificate previously authenticated and delivered under the Indenture which the Trust may have acquired in any manner whatsoever, and each Note Certificate so delivered shall be promptly cancelled by the Indenture Trustee. No Note Certificates shall be authenticated in lieu of or in exchange for any Note Certificate cancelled as provided in this Section, except as expressly permitted by the Indenture. The Indenture Trustee shall destroy all cancelled Note Certificates held by it and deliver a certificate of destruction to the Trust. If the Trust shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until each Note Certificate representing such Notes is delivered to the Indenture Trustee for cancellation.

     SECTION 2.10 Global Securities.

          (a) Unless (i) permitted by applicable law and (ii) an Exchange Event shall have occurred and be continuing with respect to Book-Entry Notes represented by one or more Global Securities, no Book-Entry Note represented by any such Global Security shall be exchangeable for Certificated Notes.

          (b) For purposes of the Indenture, the term "Exchange Event" means any of the following:

               (i) the Depositary with which any Global Security is deposited shall have notified the Trust that it is unwilling or unable to continue as the Depositary for any Global Security or the Trust becomes aware that the Depository has ceased to be a clearing agency registered under the Exchange Act and, in any such case, the Trust fails to appoint a successor to the Depositary within 60 calendar days;

               (ii) Subject to the procedures of the DTC, the Trust, in its sole discretion, determines that the Notes should no longer be represented solely by one or more Global Securities; or

               (iii) an Event of Default  shall have  occurred and be continuing with respect to the Notes and the maturity of the Notes shall have been accelerated in accordance with the terms of the Indenture and the Notes.

          (c) If any Exchange Event shall have occurred and be continuing, then:

               (i) with respect to each Global Security deposited with, and registered in the name of, the applicable Depositary or its nominee, the Delaware Trustee, on behalf of the Trust shall promptly, and in any event not later than 10 Business Days after the occurrence of such Exchange Event, cause to be executed, authenticated and delivered to the applicable Depositary or its nominee, against surrender by the applicable Depositary or its nominee of such Global Security, which shall thereupon be cancelled by the Indenture Trustee, a Definitive Security or a Definitive Securities each representing such number of Notes as may be specified by the applicable Depositary in an aggregate principal amount equal to the (Outstanding principal amount of Notes that shall have been represented by such Global Security and shall register the Certificated Notes in such names and in such authorized denominations as may be specified by the Depositary for the Global Security; and

               (ii) if any  Certificated  Note is  issued  in  exchange  for any portion of or all Book-Entry Notes represented by a Global Security after the close of business at the office or agency for such Note where such exchange occurs on (A) any Regular Interest Record Date for such Notes and before the opening of business at such office or agency on the next Interest Payment Date, or (B) any Special Interest Record Date for such Notes and before the opening of business at such office or agency on the related proposed date for payment of interest, any Additional Amounts or Defaulted Interest, as the case may be, interest, Additional Amounts or Defaulted Interest, as the case may be, shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Notes, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest and any Additional Amounts or Defaulted Interest, as applicable, in respect of such portion of or all Book-Entry Notes, as the case may be, represented by such Global Security shall be payable in accordance with the provisions of the Indenture.

          (d) The Certificated Notes issued in exchange for any Book-Entry Notes represented by a Global Security shall be of like tenor and of an equal aggregate principal amount, in authorized denominations. Such Certificated Notes shall be registered in the name or names of such person or persons as the applicable Depository shall instruct the Registrar.

     SECTION 2.11 Withholding Tax. All amounts due in respect of the Notes will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority in the United States having the power to tax payments on the notes unless the withholding or deduction is required by law. Unless otherwise specified in the Note Certificate(s), the Trust will not pay any Additional Amounts to Holders of Notes in the event that any withholding or deduction is so required by law, regulation or official interpretation thereof, and the imposition of a requirement to make any such withholding or deduction will not give rise to any independent right or obligation to redeem or repay the Notes and shall not constitute an Event of Default.

     SECTION 2.12 Tax Treatment. The parties agree, and each Holder and beneficial owner of Notes by purchasing the Notes agrees, for all United States Federal, state and local income and franchise tax purposes (i) to treat the Notes as indebtedness of the Funding Agreement Provider, (ii) Global Funding and the Trust will be ignored and will not be treated as an association or a publicly traded partnership taxable as a corporation and (iii) to not take any action inconsistent with the treatment described in (i) and (ii) unless otherwise required by law.

                                   ARTICLE 3
          REDEMPTION, REPAYMENT AND REPURCHASE OF NOTES; SINKING FUNDS

     SECTION 3.1 Redemption of Notes.

          (a) Redemption of Notes by the Trust as permitted or required by the Indenture and the Note Certificate(s) will be made in accordance with the terms of the Notes and (except as otherwise provided in the Indenture or pursuant to the Indenture) this Section.

          (b) If any Initial Redemption Date is specified in the Note Certificate(s), the Trust may redeem Notes prior to the Stated Maturity Date at its option, on, or on any Business Day after, the Initial Redemption Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination of the Notes at the applicable Redemption Price together with any unpaid interest accrued thereon, any
               Additional Amounts and other amounts payable with respect thereto, as of the Redemption Date.

          (c) If (i) the Trust is required at any time to pay Additional Amounts or if the Trust is obligated to withhold or deduct any United States taxes with respect to any payment under the Notes, as set forth in the Note Certificate(s), or if there is a material probability that the Trust will become obligated to withhold or deduct any such United States taxes or otherwise pay Additional Amounts (in the opinion of independent legal counsel selected by the Funding Agreement Provider), in each case pursuant to any change in or amendment to any United States tax laws (or any regulations or rulings thereunder) or any change in position of the Internal Revenue Service regarding the application or interpretation thereof (including, but not limited to, the Funding Agreement Provider's or the Trust's receipt of a written adjustment from the Internal Revenue Service in connection with an audit) (a "Tax Event"), and (ii) the Funding Agreement Provider, pursuant to the terms of the relevant Funding Agreement, has delivered to the Owner notice that the Funding Agreement Provider intends to terminate the relevant Funding Agreement pursuant to the terms of such Funding Agreement, then the Trust will redeem the Notes on the Redemption Date at the Redemption Price together with any unpaid interest accrued thereon, any Additional Amounts and other amounts payable with respect thereto, as of the Redemption Date.

          (d) Unless a shorter notice shall be satisfactory to the Indenture Trustee, the Trust shall provide to the Indenture Trustee a notice of redemption of any Notes (i) in case of any redemption at the election of the Trust, not more than 60 days nor less than 35 days prior to the Redemption Date and (ii) in case of any mandatory redemption pursuant to Section 3.1(c), at least 75 days prior to the Redemption Date. In case of any redemption at the election of the Trust of less than all of the Notes such notice shall specify the aggregate principal amount of the Notes to be redeemed.

          (e) If less than all of the Notes are to be redeemed at the option of the Trust, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Indenture Trustee from the Outstanding Notes not previously called for redemption, by such method as the Indenture Trustee shall deem fair and appropriate, acting in accordance with its obligations under the Indenture, and which may provide for the selection for redemption of portions of the principal amount of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than the minimum denomination for a Note established in or pursuant to the Indenture; provided further, that if at the time of redemption such Notes are registered as Global Securities, the Depositary shall determine, in accordance with its procedures, the principal amount of such Notes to be redeemed by each of the Depositary's participants. The Indenture Trustee shall promptly notify the Trust and the Registrar (if other than itself) in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, of the aggregate principal amount thereof to be redeemed. For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal of such Notes which has been or is to be redeemed.

          (f) Unless otherwise specified in the Indenture or the Note Certificate(s) the Trust shall give a notice of redemption to each Holder of the Notes to be redeemed at the Trust's option (i) in case of any redemption at the election of the Trust, not more than 60 days nor less than 30 days prior to the Redemption Date and (ii) in case of any mandatory redemption pursuant to Section 3.1(c), not more than 75 days nor less than 30 days prior to the Redemption Date; provided, that in the case of any notice of redemption given pursuant to clause (ii) no such notice of redemption may be given earlier than 90 days prior to the earliest day on which the Trust would become obligated to pay the applicable Additional Amounts were a payment in respect of Notes then due. Failure to give such notice to the Holder of any Note designated for redemption in whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Note or any portion thereof.

     Any notice that is mailed to the Holder of any Notes in the manner provided for in Section 13.4 shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

     All notices of redemption shall state:

               (i)  the Redemption Date,

               (ii) the  Redemption  Price  or, if not then  ascertainable,  the manner of calculation thereof,

               (iii) in case of any redemption at the election of the Trust,  if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Note or Notes to be redeemed,

               (iv) in case  any  Note  is to be  redeemed  in part  only at the election of the Trust, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of the Note Certificate representing such Note, the Holder of such Note will receive, without charge, a new Note Certificate representing an authorized denomination of the principal amount of such Note remaining unredeemed,

               (v) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Note or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after the Redemption Date, the place or places where each Note Certificate representing such Note or Notes is to be surrendered for payment of the Redemption Price together with any unpaid interest accrued thereon through the Redemption Date and any Additional Amounts payable with respect thereto,

               (vi) if applicable,  in case of any redemption at the election of the Trust, that the redemption is for a sinking fund, and

               (vii) the CUSIP number or any other numbers used to identify such
                    Notes.

          (g) On or prior to any Redemption Date, the Trust shall deposit, with respect to any Notes called for redemption pursuant to this
               Section, with the Paying Agent an amount of money in the Specified Currency sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified in the Note Certificate(s)) any unpaid interest accrued through the Redemption Date on, and any Additional Amounts payable with respect to, all such Notes or portions thereof which are to be redeemed on the Redemption Date.

          (h) On the Redemption Date, the Notes to be redeemed shall become due and payable at the Redemption Price together with any unpaid interest accrued through the Redemption Date on, and any Additional Amounts payable with respect to, such Notes, and from and after such date (unless the Trust shall default in the payment of the Redemption Price and any unpaid interest accrued on such Notes through the Redemption Date) such Notes shall cease to bear interest. Upon surrender of any Note Certificate for redemption of any Note or Notes represented thereby in accordance with the applicable notice of redemption, such Note shall be paid by the Trust at the Redemption Price, together with any unpaid interest accrued thereon through the Redemption Date and any Additional Amounts payable with respect thereto.

          (i) If any Note called for redemption shall not be so paid upon surrender of the applicable Note Certificate for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate specified in the Note Certificate(s).

     Upon surrender of any Note Certificate for partial redemption of any Note or Notes represented thereby in accordance with this Section, the Trust shall execute and the Indenture Trustee shall authenticate and deliver one or more new Note Certificates of any authorized denomination representing an aggregate principal amount of Notes equal to the unredeemed portion of the applicable Note or Notes.

     SECTION 3.2 Repayment at the Option of the Holder.

          (a) If so specified in the Note Certificate(s), the Holder or Holders of the Notes may require the Trust to repay the Notes prior to the Stated Maturity Date in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the Note Certificate(s) (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto).

          (b) Notes which are repayable at the option of the Holder or Holders thereof before the Stated Maturity Date shall be repaid in accordance with the terms of the Notes.

          (c) The repayment of any principal amount of Notes pursuant to any option of the applicable Holder or Holders to require repayment of any Notes before the Stated Maturity Date shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Notes unless and until the Trust, at its option, shall deliver or surrender each Note Certificate representing such Notes to the Indenture Trustee with a directive that such Note Certificates be cancelled.

          (d) Notwithstanding anything to the contrary contained in this Section, in connection with any repayment of Notes, the Trust may arrange for the purchase of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying the Holder or Holders of such Notes on or before the close of business on the Repayment Date an amount not less than the Repayment Price payable by the Trust on repayment of such Notes, and the obligation of the Trust to pay the Repayment Price of such Notes shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

          (e)  Any exercise of the repayment option will be irrevocable.

     SECTION 3.3 Repurchase of Notes.

          (a) The Trust may purchase some or all Notes in the open market or otherwise at any time, and from time to time, with the prior written consent of the Funding Agreement Provider as to both the making of such purchase and the purchase price to be paid for such Notes.

          (b) If the Funding Agreement Provider, in its sole discretion, consents to such purchase of Notes by the Trust, the parties to the Indenture agree to take such actions as may be necessary or desirable to effect the prepayment of such portion, or the entirety, of the current Principal Amount, under each applicable Funding Agreement as may be necessary to provide for the payment of the purchase price for such Notes. Upon such payment, the Principal Amount under each Funding Agreement shall be reduced
               (i) if Notes bear interest at fixed or floating rates, by an amount equal to the aggregate principal amount of Notes so purchased (or the portion thereof applicable to such Funding Agreement) and (ii) if Notes do not bear interest at fixed or floating rates, by an amount to be agreed between the Trust and the Funding Agreement Provider to reflect such prepayment under the Funding Agreement(s).

          (c) The parties acknowledge and agree that (i) notwithstanding anything to the contrary in the Indenture, any repurchase of Notes in compliance with this Section 3.3 shall not violate any provision of the Indenture or the Trust Agreement and (ii) no Opinion of Counsel, Trust Certificate or any other document or instrument shall be required to be provided in connection with any repurchase of Notes pursuant to this Section 3.3.

          (d)  If  applicable,  the Trust will comply with the  requirements  of
               Section 14(e) of the Exchange Act, and the rules promulgated thereunder, and any other applicable securities laws or regulations in connection with any repurchase pursuant to this
               Section 3.3.

     SECTION 3.4 Sinking Funds.

     Unless otherwise provided in the Note Certificate(s), the Notes will not be subject to, or entitled to the benefit of, any sinking fund.

                                   ARTICLE 4
            PAYMENTS; PAYING AGENTS AND CALCULATION AGENT; COVENANTS

     SECTION 4.1 Payment of Principal and Interest.

          (a) The Trust will duly and punctually pay or cause to be paid the principal of, any premium and interest on, and any Additional Amounts with respect to, each of the Notes, in accordance with the terms of the Notes and the Indenture.

          (b) Unless otherwise specified in the Note Certificate(s), upon the receipt of the funds necessary therefor, the applicable Paying Agent shall duly and punctually make payments, payable on the Maturity Date, of principal in respect of, any premium and interest on, and any Additional Amounts payable with respect to, any Certificated Notes in immediately available funds against presentation and surrender of the applicable Definitive Security (and in the case of any repayment of a Note pursuant to Section 3.2, upon submission of a duly completed election form at an office or agency of such Paying Agent maintained for such purpose pursuant to Section 4.3). The applicable Paying Agent (unless such Paying Agent is the Indenture Trustee) shall promptly forward each Definitive Security surrendered to it in connection with any payment pursuant to this Section for cancellation in accordance with Section 2.9. Unless otherwise specified in the Note Certificate(s), upon the receipt of the funds necessary therefor, the applicable Paying Agent shall duly and punctually make payments of principal of, any premium and interest on, and any Additional Amounts in respect of, Certificated Notes payable on any date other than the Maturity Date by check mailed to the Holder (or to the first named of joint Holders) of such Certificated Note at the close of business on the Regular Interest Record Date or Special Interest Record Date, as the case may be, at its address appearing in the applicable Note Register. Notwithstanding the foregoing, the applicable Paying Agent shall make payments of principal, any interest, any premium, and any Additional Amounts on any date other than the Maturity Date to each Holder entitled thereto (or to the first named of joint Holders) at the close of business on the applicable Regular Interest Record Date or Special Interest Record Date, as the case may be, of $10,000,000 (or, if the Specified Currency is other than United States dollars, the equivalent thereof in the particular Specified Currency) or more in aggregate principal amount of Certificated Notes by wire transfer of immediately available funds if the applicable Holder has delivered appropriate wire transfer instructions in writing to the applicable Paying Agent not less than 15 days prior to the date on which the applicable payment of principal, interest, premium or Additional Amounts is scheduled to be made. Any wire transfer instructions received by the applicable Paying Agent shall remain in effect until revoked by the applicable Holder.

          (c) Unless otherwise specified in the Note Certificate(s), upon receipt of the funds necessary therefor, on the Maturity Date the applicable Paying Agent shall (in the absence of any other arrangements between the applicable Paying Agent and the applicable Holder) duly and punctually make payments, payable on the Maturity Date, of principal in respect of, any premium and interest payable on, and any Additional Amounts with respect to, any Book-Entry Notes to the account of the Depositary or its nominee at the close of business on the applicable Maturity Date. The applicable Paying Agent (unless such Paying Agent is the Indenture Trustee) shall promptly forward to the Indenture Trustee each Global Security surrendered to it in connection with any payment pursuant to this section for cancellation in accordance with Section 2.9. Unless otherwise specified in the Note Certificate(s), upon the receipt of the funds necessary therefor in accordance with Section 4.5(b), the applicable Paying Agent shall duly and punctually make payments of principal of, any premium and interest on, and any Additional Amounts in respect of, any Book-Entry Notes payable on any date other than the Maturity Date to the Holder of such Book-Entry Notes by 11:00 a.m. (New York City time) on the applicable Regular Interest Record Date or Special Interest Record Date, as the case may be, to the account of the Depositary or its nominee.

          (d) Unless otherwise specified in the Note Certificate(s), the Trust shall be obligated to make, or cause to be made, payments of principal of, any premium and interest on, and any Additional Amounts with respect to, a Foreign Currency Note in the Specified Currency. Any amounts so payable by the Trust in the Specified Currency will be converted by the Exchange Rate Agent into United States dollars for payment to the Holder or Holders thereof unless otherwise specified in the Note Certificate(s) or a Holder elects to receive such amounts in the Specified Currency as provided below.

          (e) Unless otherwise specified in the Note Certificate(s), any United States dollar amount to be received by the Holder or Holders of Foreign Currency Notes will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m. (New York City time) on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Trust for the purchase by the quoting dealer of the Specified Currency for United States dollars for settlement on that payment date in the aggregate amount of the Specified Currency payable to the Holder or Holders of Foreign Currency Notes scheduled to receive United States dollar

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

               payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the
               relevant   Holder  or  Holders  of  Foreign   Currency  Notes  by
               deductions from any payments. If three bid quotations are not available, payments will be made in the Specified Currency.

          (f) Holders of Foreign Currency Notes may elect to receive all or a specified portion of any payment of principal and/or any interest, premium and Additional Amounts in the Specified Currency by submitting a written request to the Indenture Trustee at its Corporate Trust Office in The City of New York on or prior to the applicable Regular Interest Record Date or Special Interest Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be. Such written request may be mailed or hand delivered or sent by cable, telex or other form of facsimile transmission. Such election will remain in effect until revoked by written notice delivered to the Indenture Trustee on or prior to the applicable Regular Interest Record Date or Special Interest Record Date or at least 15 calendar days prior to the Maturity Date, as the case may be.

          (g) Unless otherwise specified in the Note Certificate(s), an Entitlement Holder with respect to a Foreign Currency Note represented by a Global Security which elects to receive payments of principal, and/or any interest, premium and Additional Amounts in the Specified Currency must notify the applicable Depositary's participant through which it owns its interest on or prior to the applicable Regular Interest Record Date or Special Interest Record Date, or at least 15 calendar days prior to the Maturity Date, as the case may be, of its election. The applicable participant must notify the Depositary of such election on or prior to the third Business Day after the applicable Regular Interest Record Date or Special Interest Record Date, or at least 12 calendar days prior to the Maturity Date, as the case may be, and the Depositary will notify the Indenture Trustee of that election on or prior to the fifth Business Day after the applicable Regular Interest Record Date or Special Interest Record Date, or at least 10 calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the applicable Depositary's participant from the applicable Entitlement Holder and forwarded by the participant to the Depositary, and by the Depositary to the Indenture Trustee, on or prior to such dates, then the applicable Entitlement Holder will receive payments in the Specified Currency.

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

          (h)  Notwithstanding  anything to the contrary in this  Indenture,  if the Specified Currency for Foreign Currency Notes is not available for any required payment of principal and/or any interest, premium and Additional Amounts due to the imposition of exchange controls or other circumstances beyond the Trust's control, the Trust will be entitled to satisfy its obligations with respect to such Foreign Currency Notes by making, or causing to be made, payments in United States dollars based on the Market Exchange Rate computed by the Exchange Rate Agent on the second Business Day prior to the particular payment date or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

          (i) All determinations made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder or Holders of Foreign Currency Notes and any applicable Entitlement Holders.

     SECTION 4.2 Collection Account. Global Funding shall, on or prior to the Original Issue Date, establish a non-interest bearing account with the Indenture Trustee or such other depository institution that is rated at least AA by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. or Aa2 by Moody's Investors Services, Inc., or has an equivalent rating from another nationally recognized statistical rating organization as may be designated by the Trust (the "Collection Account"), into which account shall be deposited payments received under the applicable Funding Agreement(s) and which account shall be segregated from other accounts held by the Indenture Trustee or such other depositary institution.

     SECTION 4.3 Offices for Payments, Etc.

          (a) So long as any of the Notes remain Outstanding, the Trust will maintain in New York and in any other city that may be required by any stock exchange on which the Notes may be listed, and in any city specified in the Note Certificate(s) the following: (i) an office or agency where the Notes may be presented for payment,
               (ii) an office or agency where the Notes may be presented for registration of transfer and for exchange as provided in the Indenture and (iii) an office or agency where notices and demands to or upon the Trust in respect of the Notes or of the Indenture may be served. The Trust will give to the Indenture Trustee written notice of the location of any such office or agency and of any change of location thereof. The Trust initially designates the Corporate Trust Office of the Indenture Trustee as the office or agency for each such purpose. In case the Trust shall

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

               fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

          (b) The Trust hereby agrees to issue a standing order to the Indenture Trustee, pursuant to which the Indenture Trustee, either directly or through any Paying Agent, shall distribute all amounts due and unpaid under Section 3.1(b) of the Standard Trust Terms. For so long as (i) the Trust has not rescinded the standing order (notice of such rescission to be promptly given by the Trust to the Indenture Trustee) and (ii) the Indenture Trustee, either directly or through any Paying Agent is able to, and does, comply with the standing order, the Trust will not be required to establish a Payment Account (as defined in the Standard Trust Terms) in accordance with Section 3.1 of the Standard Trust Terms.

     SECTION 4.4 Appointment to Fill a Vacancy in Office of Indenture Trustee. The Trust, whenever necessary to avoid or fill a vacancy in the office of Indenture Trustee, will appoint, in the manner provided in Section 6.8, a trustee, so that there shall at all times be a trustee under the Indenture.

     SECTION 4.5 Paying Agents.

          (a) Unless otherwise provided in or pursuant to the Indenture, the Trust appoints the Indenture Trustee as Paying Agent with respect to the Notes and the Indenture Trustee accepts such appointment. The Indenture Trustee, in its capacity as Paying Agent, agrees, and, whenever the Trust shall appoint a Paying Agent other than the Indenture Trustee with respect to the Notes, the Trust will cause such Paying Agent to execute and deliver to the Trust and the Indenture Trustee an instrument in which such Paying Agent shall agree with the Trust and the Indenture Trustee, subject to the provisions of this Section, that it will:

               (i) hold all sums received by it as such agent for the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, the Notes (whether such sums have been paid to it by the Funding Agreement Provider, the Trust or by any other obligor on the Notes) in trust for the benefit of each Holder of the Notes;

               (ii) give the  Indenture  Trustee  notice of any  failure  by the
                    Trust (or by any other obligor on the Notes) to make any payment of the principal of, any premium and interest on,

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

                    or any Additional Amounts with respect to, the Notes when the same shall be due and payable;

               (iii) pay any such  sums so held in trust by it to the  Indenture
                    Trustee upon the Indenture Trustee's written request at any time during the continuance of the failure referred to in clause (ii) above;

               (iv) in the absence of the failure referred in clause (ii) above, pay any such sums so held in trust by it in accordance with the Indenture and the terms of the Notes; and

               (v) comply with all agreements of Paying Agents in, and perform all functions and obligations imposed on Paying Agents by or pursuant to, the Indenture and a Note Certificate or Supplemental Indenture.

          (b) At or prior to 9:30 a.m. (New York City time) on each due date of the principal of, any premium and interest on, or any Additional Amounts with respect to, the Notes, the Trust will deposit or cause to be deposited with the applicable Paying Agent a sum sufficient to pay such principal, any interest or premium, and any Additional Amounts, and (unless such Paying Agent is the Indenture Trustee) the Trust will promptly notify the Indenture Trustee of any failure to take such action.

          (c) Anything in this Section to the contrary notwithstanding, the Trust may at any time, for the purpose of obtaining a satisfaction and discharge of the Notes under the Indenture, pay or cause to be paid to the Indenture Trustee all sums held in trust by the Trust or any Paying Agent under the Indenture, as required by this Section, such sums to be held by the Indenture Trustee upon the terms contained in the Indenture.

          (d) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 11.3 and 11.4.

          (e) The applicable Paying Agent shall (i) collect all forms from Holders of Notes (or from such other Persons as are relevant) that are required to exempt payments under the Notes and/or the related Funding Agreement(s) from United States Federal income tax withholding, (ii) withhold and pay over to the Internal Revenue Service or other taxing authority with respect to payments under the Notes any amount of taxes required to be

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

               withheld by any United States Federal, state or local statute, rule or regulation and (iii) forward copies of such forms to the Trust and the Funding Agreement Provider.

          (f) Each Paying Agent shall forward to the Trust at least monthly a bank statement in its possession with respect to the performance of its functions and obligations with respect to any Notes.

          (g) The Trust shall pay the compensation of each Paying Agent at such rates as shall be agreed upon in writing by the Trust and the relevant Paying Agent from time to time and shall reimburse each Paying Agent for reasonable expenses properly incurred by such Paying Agent in connection with the performance of its duties upon receipt of such invoices as the Trust shall reasonably require.

          (h) Subject as provided below, each Paying Agent may at any time resign as Paying Agent by giving not less than 60 days' written notice to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Paying Agent) of such intention on its part, specifying the date on which its resignation shall become effective. Except as provided below, the Trust may remove a Paying Agent by giving not less than 20 days' written notice specifying such removal and the date when it shall become effective. Any such resignation or removal shall take effect upon:

               (i)  the  appointment  by the Trust of a successor  Paying Agent;
                    and

               (ii) the acceptance of such  appointment by such successor Paying
                    Agent,

               provided that with respect to any Paying Agent who timely receives any amount with respect to any Notes and fails duly to pay any such amounts when due and payable in accordance with the terms of the Indenture and such Notes, any such removal will take effect immediately upon such appointment of, and acceptance thereof by, a successor Paying Agent approved by the Indenture Trustee (unless the Indenture Trustee is such Paying Agent), in which event notice of such appointment shall be given to each Holder of the Notes as soon as practicable thereafter. The Trust agrees with each Paying Agent that if, by the day falling 10 days before the expiration of any notice given pursuant to this
               Section 4.5(i), the Trust has not appointed a replacement Paying Agent, then the Paying Agent shall be entitled, on behalf of the

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

               Trust, to appoint in its place a reputable financial institution of good standing reasonably acceptable to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Paying Agent); provided, however, that notwithstanding the foregoing, the resignation or removal of the relevant Paying Agent shall not be effective unless, upon the expiration of the notice given pursuant to this Section 4.5(i), the successor Paying Agent shall have accepted its appointment. Upon its resignation or removal becoming effective, the retiring Paying Agent shall be entitled to the payment of its compensation and reimbursement of all expenses incurred by such retiring Paying Agent pursuant to
               Section 4.5(h) up to the effective date of such resignation or removal.

          (i) If at any time a Paying Agent shall resign or be removed, or shall become incapable of acting with respect to the Notes, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of such Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of such Paying Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor Paying Agent shall be appointed by the Trust by an instrument in writing filed with the successor Paying Agent. Upon any such appointment of, and the acceptance of such appointment by, a successor Paying Agent and (except in cases of removal for failure to timely pay any amounts as required by or pursuant to the Indenture or a Note Certificate or Supplemental Indenture) the giving of notice to each Holder of the Notes, the retiring Paying Agent shall cease to be Paying Agent under the Indenture.

          (j) Any successor Paying Agent appointed under the Indenture shall execute and deliver to its predecessor, the Trust and the Indenture Trustee (unless the Indenture Trustee is such Paying Agent) a reasonably acceptable instrument accepting such appointment under the Indenture, and thereupon such successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as a Paying Agent under the Indenture, and such predecessor, upon payment of any amounts due pursuant to Section 4.5(h) and unpaid, shall thereupon become obliged to transfer and deliver, and such successor Paying Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Paying Agent.

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

          (k) Any entity into which a Paying Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such Paying Agent shall be a party, or any entity succeeding to all or substantially all of the paying agency business of such Paying Agent shall be a successor Paying Agent under the Indenture without the execution or filing of any paper or any further act on the part of any of the parties, anything in the Indenture to the contrary notwithstanding. At least 30 days' prior notice of any such merger, conversion or consolidation shall be given to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Paying Agent).

     SECTION 4.6 Calculation Agent.

          (a) Unless otherwise provided in or pursuant to the Indenture, the Trust appoints the Indenture Trustee as Calculation Agent, and the Indenture Trustee accepts such appointment.

          (b) The relevant Calculation Agent shall perform all functions and obligations imposed on such Calculation Agent by or pursuant to the Indenture, and a Note Certificate or Supplemental Indenture.

          (c) Each Calculation Agent, excluding the Indenture Trustee, shall forward to the Trust at least monthly a report providing details with respect to the performance of its functions and obligations with respect to the Notes which shall include dates and amounts of forthcoming payments with respect to the Notes.

          (d) The relevant Calculation Agent shall, upon the request of any relevant Holder of the Notes, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the Notes.

          (e) All determinations of interest by the Calculation Agent shall, in the absence of manifest errors, be conclusive for all purposes and binding on the Holders of the Notes.

          (f) The Trust shall pay the compensation of each Calculation Agent at such rates as shall be agreed upon in writing by the Trust and the relevant Calculation Agent from time to time and shall reimburse each Calculation Agent for reasonable expenses properly incurred by such Calculation Agent in connection with the performance of its duties upon receipt of such invoices as the

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

               Trust shall reasonably require. The Trust also agrees to indemnify each Calculation Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties under the Indenture, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties under the Indenture.

          (g) Subject as provided below, each Calculation Agent may at any time resign as Calculation Agent by giving not less than 60 days' written notice to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Calculation Agent) of such intention on its part, specifying the date on which its resignation shall become effective. Except as provided below, the Trust may remove a Calculation Agent by giving not less than 20 days' written notice specifying such removal and the date when it shall become effective. Any such resignation or removal shall take effect upon:

               (i) the appointment by the Trust of a successor Calculation Agent; and

               (ii) the  acceptance  of  such   appointment  by  such  successor
                    Calculation Agent,

               provided that with respect to any Calculation Agent who fails duly to establish the interest rate or amount for any Interest Reset Period, any such removal will take effect immediately upon such appointment of, and acceptance thereof by, a successor Calculation Agent approved by the Indenture Trustee (unless the Indenture Trustee is such Calculation Agent), in which event notice of such appointment shall be given to each Holder of the Notes as soon as practicable thereafter. The Trust agrees with each Calculation Agent that if, by the day falling 10 days before the expiration of any notice given pursuant to this Section 4.6(g), the Trust has not appointed a replacement Calculation Agent, then the Calculation Agent shall be entitled, on behalf of the Trust, to appoint in its place a reputable financial institution of good standing reasonably acceptable to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Calculation Agent); provided, however, that notwithstanding the foregoing, the resignation or removal of the relevant Calculation Agent shall not be effective unless, upon the expiration of the notice given pursuant to this Section 4.6(g), the successor Calculation Agent shall have accepted its appointment. Upon its

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

               resignation or removal becoming effective, the retiring Calculation Agent shall be entitled to the payment of its compensation and reimbursement of all expenses incurred by such retiring Calculation Agent pursuant to Section 4.6(f) up to the effective date of such resignation or removal.

          (h) If at any time a Calculation Agent shall resign or be removed, or shall become incapable of acting with respect to the Notes, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of such Calculation Agent or of its property shall be appointed, or any public officer shall take charge or control of such Calculation Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor Calculation Agent shall be appointed by the Trust by an instrument in writing filed with the successor Calculation Agent. Upon any such appointment of, and the acceptance of such appointment by, a successor Calculation Agent and (except in cases of removal for failure to establish the amount of interest) the giving of notice to each Holder of the Notes, the retiring Calculation Agent shall cease to be Calculation Agent under the Indenture.

          (i) Any successor Calculation Agent appointed under the Indenture shall execute and deliver to its predecessor, the Trust and the Indenture Trustee (unless the Indenture Trustee is such Calculation Agent) a reasonably acceptable instrument, accepting such appointment under the Indenture, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as a Calculation Agent under the Indenture, and such predecessor, upon payment of any amounts due pursuant to Section 4.6(f) and unpaid, shall thereupon become obliged to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

          (j) Any entity into which a Calculation Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such Calculation Agent shall be a party, or an entity succeeding to all or substantially all of the paying agency business of such Calculation Agent shall be a successor Calculation Agent under the Indenture without the execution or filing of any paper or any

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

               further act on the part of any of the parties hereto, anything in the Indenture to the contrary notwithstanding. At least 30 days' prior notice of any such merger, conversion or consolidation shall be given to the Trust and the Indenture Trustee (unless the Indenture Trustee is such Calculation Agent).

     SECTION 4.7 Certificate to Indenture Trustee. The Trust will furnish to the Indenture Trustee on or before May 15 of each year commencing with the first May 15 following the issuance of any Notes a brief certificate (which need not comply with Section 13.5) as to its knowledge of the Trust's compliance with all conditions and covenants under the Indenture (which will be determined without regard to any period of grace or requirement of notice provided under the Indenture).

     SECTION 4.8 Negative Covenants. So long as any Notes are Outstanding, the Trust will comply with all of its covenants set forth in Section 6.1(b) of the Standard Trust Terms.

     SECTION 4.9 Non-Petition.

     Each of the Indenture Trustee, each other party hereto and each Holder covenants and agrees that, for a period of one year plus one day after payment in full of all amounts payable under or in respect of the Indenture and the Notes, it will not institute against, or join any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. The immediately preceding sentence shall survive any termination of the Indenture.

     Notwithstanding the foregoing, each of the Indenture Trustee and each other party hereto covenants and agrees that it will not institute against, or join any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law, as a result of the failure to pay fees or expenses pursuant to Section 6.6 to any party entitled thereto.

     Moreover, each of the Indenture Trustee and each other party hereto covenants and agrees that it will not cause an Event of Default as a result of the Trust's failure to pay any fees or expenses to any party entitled thereto under the Indenture.

     SECTION 4.10 Additional Amounts.

     If the Note Certificate(s) provide for the payment of Additional Amounts, the Trust agrees to pay to the Holder of any such Note Additional Amounts as provided in the Note Certificate(s). Whenever in the Indenture there is mentioned, in any context, the payment of the principal of, or interest or premium on, or in respect of, any Note or the net proceeds received on the sale or exchange of any Note, such reference shall be deemed to include reference to the payment of Additional Amounts provided by the terms established by the Indenture or pursuant to the Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express reference to the payment of Additional Amounts in any provision of the Indenture shall not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made.

     If the Note Certificate(s) provide for the payment of Additional Amounts, the Note Certificate will provide that the Trust will pay, or cause to be paid, Additional Amounts to a Holder of Notes to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments on the Notes by or on behalf of any governmental authority in the United States having the power to tax, so that the net amount received by the Holder of the Notes, after giving effect to such withholding or deduction, whether or not currently payable, will equal the amount that would have been received under the Notes were no such deduction or withholding required; provided that no such Additional Amounts shall be required for or on account of:

          (a) any tax, duty, levy, assessment or other governmental charge imposed which would not have been imposed but for a Holder or beneficial owner of one or more of the Notes, (i) having any present or former connection with the United States, including, without limitation, being or having been a citizen or resident thereof, or having been present, having been incorporated in, having engaged in a trade or business or having (or having had) a permanent establishment or principal office therein, (ii) being a controlled foreign corporation within the meaning of Section 957(a) of the Code related (within the meaning of Section 864(d)(4) of the Code) to the Funding Agreement Provider, (iii) being a bank for United States Federal income tax purposes whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code, (iv) being an actual or constructive owner of 10 percent or more of the total combined voting power of all classes of stock of the Funding Agreement Provider entitled to vote within the meaning of Section 871(h)(3) of the Code and Treasury Regulations promulgated thereunder or (v) being subject to backup withholding as of the date of the purchase by the Holder of the Notes;

          (b) any tax, duty, levy, assessment or other governmental charge which would not have been imposed but for the presentation of any Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment becomes due and payable or the date on which payment is duly provided for, whichever occurs later;

          (c) any tax, duty, levy, assessment or other governmental charge which is imposed or withheld solely by reason of the failure of the beneficial owner or a Holder of Notes to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the beneficial owner or a Holder of Notes, if compliance is required by statute, by regulation of the United States Treasury Department, judicial or administrative interpretation, other law or by an applicable income tax treaty to which the United States is a party as a condition to exemption from such tax, duty, levy, assessment or other governmental charge;

          (d) any inheritance, gift, estate, personal property, sales, transfer or similar tax, duty, levy, assessment, or similar governmental charge;

          (e) any tax, duty, levy, assessment or other governmental charge that is payable otherwise than by withholding from payments in respect of the Notes;

          (f) any tax, duty, levy, assessment or other governmental charge imposed by reason of payments on the Notes being treated as contingent interest described in Section 871(h)(4) of the Code for United States Federal income tax purposes provided that such treatment was described in the Pricing Supplement;

          (g) any tax, duty, levy, assessment or other governmental charge that would not have been imposed but for an election by the Holder of the Notes, the effect of which is to make payment in respect of the Notes subject to United States Federal income tax or withholding tax provisions; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g) above.

                                   ARTICLE 5
        REMEDIES OF THE INDENTURE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

     SECTION 5.1 Event of Default Defined; Acceleration of Maturity; Waiver of Default.

          (a) "Event of Default" with respect to the Notes wherever used in the Indenture, means each of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) default in the payment when due and payable of the principal of, or any premium on, any Note;

               (ii) default  in  the  payment,  when  due  and  payable,  of any interest on, or any Additional Amounts with respect to, any Note and continuance of such default for a period of five Business Days;

               (iii) any  "Event of  Default",  as such term is  defined  in any
                    Funding Agreement securing the Notes, by the Funding Agreement Provider under such Funding Agreement or any "Event of Default", as such term is defined in any Funding Note, under such Funding Note;

               (iv) the Trust  shall fail to observe  or  perform  any  covenant contained in the Notes or in the Indenture for a period of 30 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" under the Indenture and demanding that the Trust remedy the same, will have been given by registered or certified mail, return receipt requested, to the Trust by the Indenture Trustee, or to the Trust and the Indenture Trustee by the Holder or Holders of at least 25% in aggregate principal amount of the Notes Outstanding; or

               (v) the Indenture for any reason shall cease to be in full force and effect or shall be declared null and void, or the Indenture Trustee shall fail to have or maintain a validly created and first priority perfected security interest (or the equivalent thereof) in the Collateral; or any Person shall successfully claim, as finally determined by a court of competent jurisdiction that any Lien for the benefit of the Holders of the Notes and any other Person for whose benefit the Indenture Trustee is or will be holding the Collateral, that the Collateral is void or is junior to any other Lien or that the enforcement thereof is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

               (vi) an involuntary  case or other  proceeding shall be commenced against the Trust  seeking  liquidation,
                    reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, reorganization or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Trust under the Federal bankruptcy laws as now or hereafter in effect;

               (vii) the Trust  commences a voluntary  case or other  proceeding seeking  liquidation,  reorganization  or other  relief with respect to itself or its debts under any bankruptcy, insolvency, reorganization or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any action to authorize any of the foregoing; or

               (viii) any other Event of Default  provided  in any  Supplemental
                    Indenture or in a Note Certificate.

          (b) If one or more Events of Default shall have occurred and be continuing with respect to the Notes, then, and in every such event, unless the principal of all of the Notes shall have already become due and payable, either the Indenture Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Notes Outstanding under the Indenture by notice in writing to the Trust (and to the Indenture Trustee if given by such Holder or Holders), may declare the entire principal and premium (if any) of all the Notes, any interest accrued thereon, and any Additional Amounts due and owing and any other amounts payable with respect thereto, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided that, if any Event of Default specified in Section 5.1(a)(vi) or 5.1(a)(vii) occurs with respect to the Trust, or if any Event of Default specified in Section 5.1(a)(iii) that would cause any Funding Agreement securing the Notes to become immediately due and payable occurs with respect to the Funding Agreement Provider, then without any notice to the Trust or any other act by the Indenture Trustee or any Holder of any Notes, the entire principal and premium (if any) of all the Notes, any interest accrued thereon, and any Additional Amounts due and owing, and any other amounts payable with respect thereto, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Trust.

          (c) Notwithstanding Section 5.1(b), if at any time after the principal and premium of the Notes, any interest accrued thereon, and any Additional Amounts due and owing and any other amounts payable with respect thereto shall have been so declared due and payable and before any judgment or decree for the payment of the funds due shall have been obtained or entered as provided in the Indenture, the Trust shall pay or shall deposit with the Indenture Trustee a sum sufficient to pay all due and payable interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Notes and the principal and premium (if any) of any and all Notes which shall have become due and payable otherwise than by acceleration pursuant to Section 5.1(b) above (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on any overdue interest and any other amounts payable, at the same rate as the rate of interest specified in each Note Certificate to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of and premium (if any) on the Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the Indenture, then and in every such case the Holder Representative (as defined in Section 5.8(a) hereof), by written notice to the Trust and to the Indenture Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

     SECTION 5.2 Collection of Indebtedness by Indenture Trustee; Indenture Trustee May Prove Debt.

          (a)  Subject to Section 5.1(c),  if any Event of Default  contained in
               Section 5.1(a)(i) or (ii) shall have occurred and be continuing, the Trust will, upon demand by the Indenture Trustee, pay to the Indenture Trustee for the benefit of each Holder of the Notes the whole amount that then shall have become due and payable of the principal of, any premium and interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Notes (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue interest and any other amounts payable at the same rate as the rate of interest specified in the Notes); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of its negligence or bad faith.

          (b) Until such demand is made by the Indenture Trustee, the Trust may pay the principal of, any premium and interest on, and any Additional Amounts due and owing and any other amounts payable with respect to, the Notes to the Holders, whether or not the Notes be overdue.

          (c) If the Trust shall fail to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Trust or other obligor upon the Notes and collect in the manner provided by law out of the property of the Trust or other obligor upon the Notes, wherever the funds adjudged or decreed to be payable are situated. If there shall be pending proceedings relative to the Trust or any other obligor upon the Notes under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Trust or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Trust or other obligor upon the Notes, or to the creditors or property of the Trust or such other obligor, the Indenture Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

               (i) to file such proofs of a claim or claims and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as those adjudicated in a court of competent jurisdiction to be the result of any such Indenture Trustee's negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Trust or other obligor upon the Notes, or to the creditors or property of the Trust or such other obligor,

               (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

               (iii) to collect and receive any funds or other property  payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of each Holder and of the Indenture Trustee on each Holder's behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each Holder to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to any Holder, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as those adjudicated in a court of competent jurisdiction to be the result of any such Indenture Trustee's negligence or bad faith.

          (d) Nothing contained in the Indenture shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

          (e) All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of each Holder.

          (f) In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of the Indenture to which the Indenture Trustee shall be a party) the Indenture Trustee shall be held to represent every Holder of the Notes, and it shall not be necessary to make any Holder of the Notes party to any such proceedings.

     SECTION 5.3 Application of Proceeds.

          (a) Any funds collected by the Indenture Trustee following an Event of Default, and during the continuance thereof, pursuant to this Article or otherwise under the Indenture and any applicable Supplemental Indenture in respect of the Notes shall be held in trust in the Collection Account and be applied in the following order at the date or dates fixed by the Indenture Trustee and, in case of the distribution of such funds on account of principal, any premium and interest and any Additional Amounts, upon presentation of the Note Certificate or Note Certificates representing the Notes and the notation thereon of the payment if only partially paid or upon the surrender thereof if fully paid:

               First: To the payment of costs and expenses, including reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as those adjudicated in a court of competent jurisdiction to be the result of any such Indenture Trustee's negligence or bad faith, in an aggregate amount of no more than $250,000 for all series of Secured Medium Term Notes and Allstate Life(R) CoreNotes(R) (including the Notes) issued under the Program, to the extent not paid pursuant to the Support Agreement;

               Second: To the payment of principal, any premium and interest, any Additional Amounts and any other amounts then due and owing on the Notes, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on the Notes;

               Third: To the payment of any other Obligations then due and owing with respect to the Notes, ratably, without preference or priority of any kind; and

               Fourth: To the payment of any remaining balance to the Trust for distribution by the Delaware Trustee in accordance with the provisions of the Trust Agreement.

          (b) All funds deposited with the Indenture Trustee pursuant to the Indenture, except when an Event of Default has occurred and is continuing, shall be held in trust in the Collection Account and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment through any Paying Agent, to the Persons entitled thereto, of the principal, premium, if any, interest and Additional Amounts, if any, for whose payment such money has been deposited with or received by the Indenture Trustee. If no Event of Default with respect to the Notes has occurred and is continuing, the following priority of payments shall apply:

               First: To the payment of principal, any premium and interest, any Additional Amounts, and any other amounts then due and owing on the Notes, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on the Notes;

               Second: To the payment of any other Obligations then due and owing with respect to the Notes, ratably, without preference or priority of any kind; and

               Third: To the payment of any remaining balance to the Trust for distribution by the Delaware Trustee in accordance with the provisions of the Trust Agreement.

     SECTION 5.4 Suits for Enforcement. If an Event of Default has occurred, has not been waived and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture or to enforce any other legal or equitable right vested in the Indenture Trustee by the Indenture or by law.

     SECTION 5.5 Restoration of Rights on Abandonment of Proceedings. If the Indenture Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Indenture Trustee, then and in every such case the Trust and the Indenture Trustee shall be restored respectively to their former positions and rights under the Indenture, and all rights, remedies and powers of the Trust, the Indenture Trustee and each Holder shall continue as though no such proceedings had been taken.

     SECTION 5.6 Limitations on Suits by Holders. No Holder of any Note shall have any right by virtue or by availing of any provision of the Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy under the Indenture, unless:

               (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

               (ii) the Holder or Holders  of Notes  representing  not less than
                    25% of the aggregate principal amount of the Outstanding Notes shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as the Indenture Trustee;

               (iii) such  Holder  or  Holders  have  offered  to the  Indenture
                    Trustee indemnity or security satisfactory to it against the

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

                    costs, expenses and liabilities to be incurred in compliance with such request;

               (iv) the Indenture  Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings; and

               (v) no direction inconsistent with such written request shall have been given to the Indenture Trustee during such 60-day period by the Holder or Holders of Notes representing at least 66 2/3% of the aggregate principal amount of the Notes then Outstanding;

it being understood and intended, and being expressly covenanted by each Holder of a Note with each other Holder of a Note and the Indenture Trustee, that no Holder or Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder of any Note, or to obtain or seek to obtain priority over or preference to any other Holder of any Note or to enforce any right under the Indenture, except in the manner provided herein and for the equal, ratable and common benefit of all the Holders of the Notes. For the protection and enforcement of the provisions of this Section, each Holder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

     Notwithstanding any other provisions in the Indenture, however, the right of any Holder of any Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any), and interest on, if any, and Additional Amounts with respect to, if any, such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 5.7 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

          (a) Except as provided in Section 2.7, no right or remedy in the Indenture conferred upon or reserved to the Indenture Trustee or to any Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under the Indenture or existing at law or in equity or otherwise. The assertion or employment of any right or remedy under the Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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

          (b) No delay or omission of the Indenture Trustee or of any Holder of any Note to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to
               Section 5.6, every power and remedy given by the Indenture or by law to the Indenture Trustee or to any Holder may be exercised from time to time, and as often as shall be deemed expedient, by the Indenture Trustee or by such Holder.

     SECTION 5.8 Control by the Holders.

          (a) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding shall have the right to elect a holder representative (the "Holder Representative") who shall have binding authority upon all the Holders and shall replace any Holder Representative then acting in such capacity, and who shall direct the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee by the Indenture, provided that:

               (i) such direction shall not be otherwise than in accordance with law and the provisions of the Indenture; and

               (ii) subject to the  provisions  of Section  6.1,  the  Indenture
                    Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Indenture Trustee shall determine that the action or proceedings so directed would involve the Indenture Trustee in personal liability.

          (b) Nothing in the Indenture shall impair the right of the Indenture Trustee in its discretion to take any action deemed proper by the Indenture Trustee and which is not inconsistent with such direction by the Holders.

     SECTION 5.9 Waiver of Past Defaults. Prior to the declaration of the maturity of the Notes as provided in Section 5.1, the Holder Representative may on behalf of the Holders of all the Notes waive any past default or Event of Default under the Indenture and its consequences, except a default:

               (i) in the payment of principal of, any premium or interest on, or any Additional Amounts with respect to, any of the Notes; or

               (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note.

Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                                   ARTICLE 6
                              THE INDENTURE TRUSTEE

     SECTION 6.1 Certain Duties and Responsibilities.

          (a) Except if an Event of Default has occurred and is continuing (and it has not been cured or waived), the Indenture Trustee undertakes to perform such duties and only such duties with respect to such Notes as are specifically set forth in the Indenture. No implied covenants or obligations shall be read into the Indenture against the Indenture Trustee.

          (b) If an Event of Default has occurred and is continuing (and it has not been cured or waived), the Indenture Trustee shall exercise such of the rights and powers with respect to the Notes vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (c) No provision of the Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

               (i) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

               (ii) in the  absence  of bad  faith on its  part,  the  Indenture
                    Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of the Indenture unless a Responsible Officer of the Indenture Trustee has actual knowledge that such statements or opinions are false; provided that the Indenture Trustee must examine such certificates and opinions to determine whether they conform to the requirements of the Indenture;

               (iii) the Indenture  Trustee shall not be liable for any error of judgment made in good faith by any Responsible Officer of the Indenture Trustee, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

               (iv) the  Indenture  Trustee  shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holder Representative relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under the Indenture with respect to the Notes; and

               (v) no provision of the Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

     SECTION 6.2 Certain  Rights of the  Indenture  Trustee.  Subject to Section
6.1:

          (a) the Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

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

          (b) any request, direction, order or demand of the Trust mentioned in the Indenture shall be sufficiently evidenced by a Trust Certificate (unless other evidence in respect thereof be specifically prescribed in the Indenture);

          (c) the Indenture Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it under the Indenture in good faith and in reliance on such advice or Opinion of Counsel;

          (d) the Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by the Indenture at the request, order or direction of any Holder Representative pursuant to the provisions of the Indenture, unless such Holder Representative shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction;

          (e) whenever in the administration of the Indenture the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action under the Indenture, such matter (unless other evidence in respect thereof be specifically prescribed in the Indenture) may, in the absence of negligence or bad faith on its part, be deemed to be conclusively proved and established by a Trust Certificate delivered to the Indenture Trustee;

          (f) the Indenture Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by the Indenture;

          (g) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holder Representative; provided that, if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of the Indenture, the Indenture

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

               Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Trust or, if paid by the Indenture Trustee or any predecessor trustee, shall be repaid by the Trust upon demand; and

          (h) the Indenture Trustee may execute any of the trusts or powers under the Indenture or perform any duties under the Indenture either directly or by or through agents or attorneys not regularly in its employ and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it under the Indenture.

     SECTION 6.3 Not Responsible for Recitals, Validity of the Notes or Application of the Proceeds. The recitals contained in the Indenture and in the Notes, except the Indenture Trustee's certificates of authentication, shall be taken as the statements of the Trust, and the Indenture Trustee assumes no responsibility for the correctness of the same. The Indenture Trustee makes no representation as to the validity or sufficiency of the Indenture or of the Notes, or of any Funding Agreement, or of the Collateral. The Indenture Trustee shall not be accountable for the use or application by the Funding Agreement Provider of the proceeds of the Funding Agreement(s).

     SECTION 6.4 May Hold Notes; Collections, Etc. The Indenture Trustee or any agent of the Trust or the Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Indenture Trustee or such agent and, subject to Section 6.7, Section 311(a) of the Trust Indenture Act, and Rule 3a-7 of the Investment Company Act, may otherwise deal with the Trust, the Administrator, the Funding Agreement Provider and any other interested party, and receive, collect, hold and retain collections from the Trust with the same rights it would have if it were not the Indenture Trustee or such agent.

     SECTION 6.5 Funds Held By Indenture  Trustee.  Subject to the provisions of
Section 11.4, all funds received by the Indenture Trustee shall, until used or applied as provided in the Indenture, be held in trust for the purposes for which they were received. The Indenture Trustee (and each of its agents and Affiliates) shall deposit all cash amounts received by it (or any such agents or Affiliates) that are derived from the Collateral for the benefit of the Holders of Notes in the Collection Account. Neither the Indenture Trustee nor any agent of the Trust or the Indenture Trustee shall be under any liability for interest on any funds received by it under the Indenture.

     SECTION 6.6 Compensation; Reimbursement; Indemnification.

          (a)  The Trust covenants and agrees:

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

               (i) to pay to the Indenture Trustee from time to time, and the Indenture Trustee shall be entitled to, reasonable compensation for all services rendered by it under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (ii) except as  otherwise  provided in the  Indenture,  to pay or reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of the Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may arise from its negligence or bad faith; and

               (iii) to  indemnify  the  Indenture  Trustee  for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Indenture or the trusts under the Indenture and its duties under the Indenture, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties under the Indenture.

          (b) The obligations of the Trust under this Section to compensate and indemnify the Indenture Trustee and to pay or reimburse the Indenture Trustee for expenses, disbursements and advances shall constitute additional indebtedness under the Indenture and shall survive the satisfaction and discharge of the Indenture and any resignation or removal of the Indenture Trustee.

     SECTION 6.7 Corporate Trustee Required; Eligibility.

          (a) There shall at all times be an Indenture Trustee under the Indenture which shall:

               (i) be a banking corporation or national association authorized under its laws of incorporation or formation and the laws of the jurisdiction in which it administers the Indenture and any Supplemental Indenture to exercise corporate trust powers, having an aggregate capital, surplus  of at  least  $50,000,000;  provided  that  if such banking corporation or national association publishes reports of condition at least annually, pursuant to law or to the requirements of its Federal, State or other governmental supervisor, then for the purposes of this Section, the aggregate capital, surplus and undivided profits of such banking corporation or national association shall be deemed to be its aggregate capital, surplus and undivided profits as set forth in its most recent report of condition so published;

               (ii) not be affiliated (as such term is defined in Rule 405 under the Securities Act) with the Trust or with any Person involved in the organization or operation of the Trust; and

               (iii) not offer or provide  credit or credit  enhancement  to the
                    Trust.

          (b) If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.7(a) or the requirements of Section 310 of the Trust Indenture Act, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 6.8.

     SECTION 6.8 Resignation and Removal; Appointment of Successor Trustee.

          (a) The Indenture Trustee may at any time resign by giving not less than 90 days' prior written notice of resignation to the Trust and to the Holders of Notes as provided in the Indenture. Upon receiving such notice of resignation, the Trust shall promptly cause a successor trustee to be appointed by written instrument in duplicate, executed by the Trust, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor indenture trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

          (b)  If at any time:

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

               (i) the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.7(a) or the requirements of Section 310(a) of the Trust Indenture Act or any applicable Supplemental Indenture and shall fail to resign pursuant to Section 6.7(b) or following written request therefor by the Trust or by any such Holder pursuant to Section 6.8(c);

               (ii) the Indenture  Trustee shall become incapable of acting with respect to the Notes, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

               (iii) the  Indenture  Trustee  shall  fail  to  comply  with  the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to the Notes after written request therefor by the Trust or any Holder of a Note who has been a bona fide Holder of a Note for at least six months;

               then, in any such case, except during the existence of an Event of Default, the Trust may remove the Indenture Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor trustee.

          (c) In addition to the right of petition given to the resigning trustee and the right of removal given to the Trust under Sections 6.8(a) and 6.8(b), respectively, any Holder who has been a Holder of Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee or the removal of the Indenture Trustee and the appointment of a successor trustee, as the case may be. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee or remove the Indenture Trustee and appoint a successor trustee, as the case may be.

          (d) The Holder Representative may at any time remove the Indenture Trustee and appoint a successor trustee by delivering to the Indenture Trustee so removed, to the successor trustee so appointed and to the Trust the evidence provided for in Section
               8.1 of the action in that regard taken by a Holder.

          (e) Any resignation or removal of the Indenture Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 6.8 shall only become effective upon acceptance of appointment by the successor trustee as provided in
               Section 6.9.

     SECTION 6.9 Acceptance of Appointment by Successor Trustee.

          (a) Every successor trustee appointed as provided in Section 6.8 shall execute, acknowledge and deliver to the Trust and to its predecessor indenture trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor indenture trustee shall become effective and such successor indenture trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor under the Indenture, with like effect as if originally named as indenture trustee under the Indenture; but, nevertheless, on the written request of the Trust or of the successor indenture trustee, upon payment of its charges then unpaid, the indenture trustee ceasing to act shall, subject to Section 11.4, pay over to the successor indenture trustee all funds at the time held by it under the Indenture and shall execute and deliver an instrument transferring to such successor indenture trustee all such rights, powers, duties and obligations. Upon request of any such successor indenture trustee, the Trust shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor indenture trustee all such rights and powers. Subject to the Lien created under the Indenture, any indenture trustee ceasing to act shall, nevertheless, retain a claim upon all property or funds held or collected by such indenture trustee to secure any amounts then due it pursuant to the provisions of
               Section 6.6.

          (b) Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section 6.9, the Trust shall notify each Holder of any Note and each rating agency then rating any Notes at the request of the Trust. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.8. If the Trust fails to make such notice within 10 days after acceptance of appointment by the successor Indenture Trustee, the successor Indenture

               Trustee shall cause such notice to be mailed at the expense of the Trust.

     SECTION 6.10 Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee.

          (a) Any corporation or entity into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation or entity resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation or entity succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee under the Indenture, provided that such corporation or entity shall be eligible under the provisions of Section 6.7, without the execution or filing of any paper or any further act on the part of any of the parties to the Indenture, anything in the Indenture to the contrary notwithstanding.

          (b) In case at the time such successor to the Indenture Trustee shall succeed to the trusts created by the Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver such Notes so authenticated; and, in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor under the Indenture or in the name of the successor Indenture Trustee; and in all such cases such certificate shall have the full force; provided, that the right to adopt the certificate of authentication of any predecessor Indenture Trustee or to authenticate Notes in the name of any predecessor Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.


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     SECTION 6.11  Limitations on Rights of Indenture  Trustee as Creditor.  The
Indenture Trustee shall comply with Section 311(a) of the Trust Indenture Act.

                                   ARTICLE 7
            HOLDERS' LISTS AND REPORTS BY INDENTURE TRUSTEE AND TRUST

     SECTION 7.1 Trust To Furnish Indenture Trustee Names And Addresses Of Holders.

     In accordance with Section 312(a) of the Trust Indenture Act, the Trust shall furnish or cause to be furnished to the Indenture Trustee:

          (a) semi-annually not later than June 30 and December 31 of the year or upon such other dates as are set forth in or pursuant to a Note Certificate or Supplemental Indenture, a list, in each case in such form as the Indenture Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

          (b) at such other times as the Indenture Trustee may request in writing, within 30 days after the receipt by the Trust of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Indenture Trustee is the Registrar no such list shall be required to be furnished.

SECTION 7.2       Preservation of Information; Communication to Holders.

     The Indenture Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act. Every Holder of Notes, by receiving and holding the same, agrees with the Trust and the Indenture Trustee that neither the Trust, the Indenture Trustee, any Paying Agent or any Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Notes in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 312(b) of the Trust Indenture Act.

     SECTION 7.3 Reports by Indenture Trustee.

          (a) Within 60 days after May 15 of each year commencing with the first May 15 following the issuance of Notes, if required by
               Section 313(a) of the Trust Indenture Act, the Indenture Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of May 15 with respect to any of the events specified in Section 313(a) of the Trust Indenture Act

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               which  may have  occurred  since  the  later  of the  immediately preceding May 15 and the date of the Indenture.

          (b)  The  Indenture  Trustee  shall  transmit the reports  required by
               Section 313(a) of the Trust Indenture Act at the time specified therein.

          (c) The Indenture Trustee shall comply with Section 313(b) of the Trust Indenture Act.

          (d) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

          (e) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Indenture Trustee with each stock exchange upon which the Notes are listed, with the Commission and the Trust. The Trust will notify the Indenture Trustee whether the Notes are listed on any stock exchange.

          (f) Within ten days following any distribution made or scheduled to be made on the Notes, including any Interest Payment Date or the Maturity Date, and only to the extent the Trust is required to file reports under the Exchange Act, the Indenture Trustee will deliver to the Funding Agreement Provider and the Holders a report substantially in the form attached as Exhibit C.

     SECTION 7.4 Reports and Opinions by Trust.

          Pursuant to Section 314(a) of the Trust Indenture Act, the Trust shall:

          (a) file, or cause to be filed, with the Indenture Trustee, within 15 days after the Trust or Global Funding is required to file the same with the Commission and to the extent available to the Trust, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Trust or Global Funding may be required to file with the Commission pursuant to Section 13 or
               Section 15(d) of the Exchange Act; or, if the Trust is not required to file information, documents or reports pursuant to either of said Sections, then it shall file, or cause to be filed, with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents

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               and reports  which may be required  pursuant to Section 13 of the
               Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed form time to time in such rules and regulations; provided that if, pursuant to any publicly available interpretations of the Commission, the Trust or Global Funding would not be required to make such filings under Section 314(a) of the Trust Indenture Act, then the Trust or Global Funding shall not be required to make such filings;

          (b) file, or cause to be filed on its behalf, with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Trust, with the conditions and covenants of the Indenture as may be required from time to time by such rules and regulations; and

          (c) transmit within 30 days after the filing thereof with the Indenture Trustee, in the manner and to the extent provided in
               Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by or on behalf of the Trust pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

          (d)  The Trust shall furnish to the Indenture Trustee:

               (i) promptly after the execution and delivery of the Indenture, an Opinion of Counsel either stating that, in the opinion of such counsel, the Indenture has been properly recorded, registered and filed to the extent necessary to make effective the Security Interest intended to be created by the Indenture, and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or stating that, in the opinion of such counsel, no such action is necessary to make the Security Interest effective; and

               (ii) at least annually,  an Opinion of Counsel,  dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and re-filing of the Indenture, as is necessary to maintain the Security Interest of the Indenture and reciting the details of such action or

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                    referring to prior Opinions of Counsel in which such details are given, or stating that, in the opinion of such counsel, no such action is necessary to maintain the Security Interest.

     SECTION 7.5 Reports on Assessment of Compliance with Servicing Criteria and Compliance Statements; Attestation Reports of Registered Public Accounting Firm. In connection with the filing of any Annual Report on Form 10-K of the Trust filed under the Exchange Act (each, an "Annual Report"), each of the Indenture Trustee and each Paying Agent (unless the Indenture Trustee is the only Paying Agent) shall (a) provide to the Funding Agreement Provider, the Trust and Global Funding (i) a report required pursuant to Item 1122(a) of Regulation AB (17 CFR
229.1100 - 1123)("Regulation AB") on an assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (each a "Compliance Report") and (ii) a statement of compliance required pursuant to
Item 1123 of Regulation AB, each of which shall be dated the date of, and shall be filed as an exhibit to, the applicable Annual Report; and (b) cause, at the expense of the Funding Agreement Provider, a registered public accounting firm to provide to the Funding Agreement Provider, the Trust and Global Funding an attestation report on the applicable Compliance Report as required pursuant to
Item 1122(b) of Regulation AB, which shall be dated the date of, and shall be filed as an exhibit to, the applicable Annual Report.

                                   ARTICLE 8
                             CONCERNING EACH HOLDER

     SECTION 8.1 Evidence of Action Taken by a Holder.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by any Holder may be embodied in and evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders of Notes voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 12, or (iii) by a combination of such instrument or instruments and any such record of such meeting of Holders. Except as otherwise expressly provided in the Indenture, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Indenture Trustee and the Trust, if made in the manner provided in this Article. The record of any

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               meeting  of  Holders  of Notes  shall  be  proved  in the  manner provided in Section 12.6.

          (b) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon the applicable Note Certificate.

     SECTION 8.2 Proof of Execution of Instruments and of Holding of Notes.

          (a) Subject to Sections 6.1 and 6.2, the execution of any instrument by a Holder or its agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Indenture Trustee or in such manner as shall be satisfactory to the Indenture Trustee.

          (b) The ownership, principal amount and CUSIP numbers of Notes shall be proved by the Note Register or by a certificate of the Indenture Trustee.

     SECTION 8.3 Voting Record Date. The Trust may set a record date for purposes of determining the identity of each Holder of a Note entitled to vote or consent to any action referred to in Section 8.1, which record date may be set at any time or from time to time by notice to the Indenture Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than 5 days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions of the Indenture, only a Holder of any Note on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

     SECTION 8.4 Persons Deemed to be Owners. The Trust, the Indenture Trustee and any agent of the Trust or the Indenture Trustee may deem and treat the Holder of any Note of as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing on the applicable Note Certificate) for the purpose of receiving payment of or on account of the principal of, any premium on, and, subject to the provisions of the Indenture, any interest on, and any Additional Amounts with respect to, such Note and for all other purposes; and neither the Trust nor the Indenture Trustee nor any agent of the Trust or the Indenture Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for funds payable upon any such Note.

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     SECTION 8.5 Notes Owned by Trust  Deemed Not  Outstanding.  In  determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver under the Indenture, Notes which are owned by the Trust or any other obligor on the Notes or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Trust or any other obligor on the Notes shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, consent or waiver only Notes which the Indenture Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Trust or any other obligor upon the Notes or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Trust or any other obligor on the Notes. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Indenture Trustee in accordance with such advice. Upon request of the Indenture Trustee, the Trust shall furnish to the Indenture Trustee promptly a Trust Certificate listing and identifying all Notes, if any, known by the Trust to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 6.1 and 6.2, the Indenture Trustee shall be entitled to accept such Trust Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

     SECTION 8.6 Right of Revocation of Action Taken; Binding Effect of Actions by Holders.

          (a) At any time prior to (but not after) the evidencing to the Indenture Trustee, as provided in Section 8.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in the Indenture in connection with such action, any Holder of a Note represented by a Note Certificate the serial number of which is shown by the evidence to be included among the serial numbers of the Note Certificates representing Notes the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Note.

          (b) Any action taken by the Holders of the percentage in aggregate principal amount of the Notes specified in the Indenture in connection with such action shall be conclusively binding upon the Trust, the Indenture Trustee and all present and future Holders of the Notes, irrespective of whether or not any notation

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               in  regard  of any such  action  is made on any  applicable  Note
               Certificate.

                                   ARTICLE 9
                             SUPPLEMENTAL INDENTURES

     SECTION 9.1 Supplemental Indentures Without Consent of Holders.

          (a) The Trust and the Indenture Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture (each, a "Supplemental Indenture") (which shall conform to the provisions of the Trust Indenture Act) for one or more of the following purposes without the consent of any Holder:

               (i) for the Trust to convey, transfer, assign, mortgage or pledge to the Indenture Trustee as security for the Notes any property or assets;

               (ii) to add to the covenants of the Trust such further covenants, restrictions, conditions or provisions as the Trust and the Indenture Trustee shall consider to be for the protection of each Holder of any Note, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the Indenture as set forth in the Indenture; provided, that in respect of any such additional covenant, restriction, condition or provision such Supplemental Indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Indenture Trustee upon such an Event of Default or may limit the right of the Holder Representative to waive such an Event of Default;

               (iii) to cure any  ambiguity  or to  correct  or  supplement  any provision contained in the Indenture or in any Supplemental Indenture or Note Certificate which may be defective or inconsistent with any other provision contained in the Indenture or in any Supplemental Indenture or Note Certificate; or to make such other

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                    provisions  in regard to matters or questions  arising under the Indenture or under any Supplemental Indenture or Note Certificate which shall not adversely affect the interests of the Holders of the Notes in any material respect; or

               (iv) to evidence and provide for the  acceptance  of  appointment under the Indenture by a successor trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee.

          (b) The Indenture Trustee is authorized to join with the Trust in the execution of any such Supplemental Indenture, and to make any further appropriate agreements and stipulations which may be therein contained, but the Indenture Trustee shall not be obligated to enter into any such Supplemental Indenture which affects the Indenture Trustee's own rights, duties or immunities under the Indenture or otherwise.

          (c) Any Supplemental Indenture authorized by the provisions of this Section may be executed without the consent of any Holder of any Note at the time Outstanding, notwithstanding any of the provisions of Section 9.2.

     SECTION 9.2 Supplemental Indentures With Consent of Holders.

          (a) With the consent (evidenced as provided in Article 8) of the Holders of not less than 66 2/3% in aggregate principal amount of the Notes at the time Outstanding, the Trust and the Indenture Trustee may, from time to time and at any time, enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any Supplemental Indenture or Note Certificate or of modifying in any manner the rights of the Holders of the Notes; provided, that no such Supplemental Indenture shall, without the consent of the Holder of each Note so affected:

               (i) change the final maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any other amount payable thereon, or impair or affect the right of any Holder to institute suit for the payment thereof or modify any

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                    redemption or repayment provisions applicable to the Notes;

               (ii) permit the  creation  of any Lien on the  Collateral  or any part thereof (other than the Security Interest) or terminate the Security Interest as to any part of the Collateral, except as permitted by the Indenture; or

               (iii) modify any of the  provisions of this Section 9.2 except to increase the aforementioned percentage of Notes required to approve any Supplemental Indenture.

          (b) Upon the request of the Trust, and upon the filing with the Indenture Trustee of evidence of the consent of each Holder and other documents, if any, required by Section 8.1 the Indenture Trustee shall join with the Trust in the execution of such Supplemental Indenture unless such Supplemental Indenture affects the Indenture Trustee's own rights, duties or immunities under the Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such Supplemental Indenture.

          (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          (d) Promptly after the execution by the Trust and the Indenture Trustee of any Supplemental Indenture pursuant to the provisions of this Section, the Indenture Trustee shall notify the Holders of each Note, as provided in the Indenture, setting forth in general terms the substance of such Supplemental Indenture. Any failure of the Indenture Trustee to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such Supplemental Indenture.

     SECTION 9.3 Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any Supplemental Indenture executed pursuant to the provisions of this Article shall comply with the Trust Indenture Act. Upon the execution of any Supplemental Indenture pursuant to the provisions of the Indenture, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Indenture Trustee, the Trust, each agent of the Trust and each Holder of Notes shall thereafter be determined, exercised and enforced under the Indenture subject in all respects to such modifications and amendments, and all

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the terms and  conditions  of any such  Supplemental  Indenture  shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

     SECTION 9.4 Documents to Be Given to Indenture Trustee. The Indenture Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive a Trust Certificate and an Opinion of Counsel as conclusive evidence that any such Supplemental Indenture complies with the applicable provisions of the Indenture.

     SECTION 9.5 Notation on Note Certificates in Respect of Supplemental Indentures. Any Note Certificate authenticated and delivered after the execution of any Supplemental Indenture pursuant to the provisions of this Article may bear a notation in form approved by the Indenture Trustee as to any matter provided for by such Supplemental Indenture or as to any action taken at any such meeting. If the Trust or the Indenture Trustee shall so determine, a new Note Certificate representing Notes so modified as to conform, in the opinion of the Indenture Trustee and the Trust, to any modification of the Indenture contained in any such Supplemental Indenture may be prepared by the Trust, authenticated by the Indenture Trustee and delivered in exchange for each Note Certificate representing Notes then Outstanding.

     SECTION 9.6 Amendment to Funding Agreements.

          (a) The Trust and the Indenture Trustee may from time to time and at any time enter into or consent to one or more amendments to any Funding Agreement for one or more of the following purposes without the consent of any Holder: to cure any ambiguity or to correct or supplement any provision contained in such Funding Agreement which may be defective or inconsistent with any other provision contained in such Funding Agreement, or with any provision of the Indenture, the Notes, the Funding Note, the Distribution Agreement, the Trust Agreement, the Administrative Services Agreement, the Coordination Agreement, the Name Licensing Agreement, the Support Agreement, the Terms Agreement or the Pricing Supplement, or to make such other provisions in regard to matters or questions arising under such Funding Agreement or the Indenture which shall not adversely affect the interests of the Holders of the Notes in any material respect.

          (b) With the consent (evidenced as provided in Article 8) of the Holders of not less than 66 2/3% in aggregate principal amount of the Notes at the time Outstanding, the Trust and the Indenture Trustee may, from time to time and at any time, enter into or consent to one or more amendments to any Funding Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Funding

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               Agreement;  provided,  that no such  amendment  shall  change the
               Maturity Date (as defined in such Funding Agreement) of such Funding Agreement, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any other amount payable thereon, or impair or affect the right of the Indenture Trustee or the Trust to institute suit for the payment thereof or modify any redemption or repayment provisions applicable to such Funding Agreement without the consent of the Holder of each Note affected thereby.

          (c) The Indenture Trustee may receive and conclusively rely upon an Opinion of Counsel stating whether or not any Notes would be affected by any amendment of a Funding Agreement and any such Opinion of Counsel shall be conclusive upon all the Holders of the Notes.

          (d) Notwithstanding any other provision, the Trust and the Indenture Trustee will not enter into or consent to any amendment to any Funding Agreement with the Funding Agreement Provider or permit any Funding Agreement to be amended or modified if such amendment or modification would cause the Trust not to be ignored or treated as a "grantor trust" for United States federal income tax purposes (as evidenced by an Opinion of Counsel). Furthermore, the Trust and the Indenture Trustee will not enter into or consent to any agreement or take any action which would cause the Trust to become required to be registered as an "investment company", or come under the "control" of an "investment company," as such terms are defined in the Investment Company Act.

          (e) The Indenture Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Opinion of Counsel as conclusive evidence that any such amendment to a Funding Agreement complies with the requirements of Section 9.6(a) or (b), as applicable, and any such Opinion of Counsel shall be conclusive on the Holders of the Notes.

          (f) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment to a Funding Agreement, but it shall be sufficient if such consent shall approve the substance thereof.

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                                   ARTICLE 10
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     SECTION 10.1 Trust May Merge, Consolidate, Sell Or Convey Property Under Certain Circumstances. The Trust may not consolidate with, or merge into, any entity (whether or not affiliated with the Trust), or sell, lease or convey the property of the Trust as an entirety or substantially as an entirety, unless:

          (a) the entity formed by such consolidation or into which the Trust is merged or the entity which acquires by conveyance or transfer the properties and assets of the Trust substantially as an entirety shall be a statutory trust formed under the laws of the State of Delaware or a corporation or other entity organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by a Supplemental Indenture, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of, any premium and interest on, and any Additional Amounts with respect to, the Notes and the performance of every covenant of the Indenture on the part of the Trust to be performed or observed;

          (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

          (c) the Trust has received written confirmation from any rating agency then rating any Notes at the request of the Trust that such consolidation, merger, conveyance or transfer shall not cause the rating on the then Outstanding Notes to be downgraded or withdrawn; and

          (d) the Trust has delivered to the Indenture Trustee a Trust Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such Supplemental Indenture comply with this Article and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

                                   ARTICLE 11
            SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED FUNDS

     SECTION 11.1 Satisfaction and Discharge of Indenture. If at any time (a) the Trust shall have paid or caused to be paid all outstanding principal of, any premium

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and  interest  on, and any  Additional  Amounts and other  amounts  payable with respect to, all the Notes Outstanding under the Indenture, as and when the same shall have become due and payable, or (b) the Trust shall have delivered to the Indenture Trustee for cancellation all Note Certificates representing Notes theretofore authenticated (other than any Note Certificate which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.7) or (c) the Trust shall have irrevocably deposited or caused to be deposited with the Indenture Trustee as trust funds the entire amount in cash (other than funds repaid by the Indenture Trustee or any Paying Agent to the Trust in accordance with Section 11.4) sufficient to pay at maturity all amounts payable at maturity on the Notes represented by each Note Certificate not theretofore delivered to the Indenture Trustee for cancellation, including any outstanding principal, interest, premium, Additional Amounts and other amounts due or to become due to such date of maturity as the case may be, and if, in any such case, the Trust shall also pay or cause to be paid all other sums payable under the Indenture by the Trust, then the Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Note Certificates, (iii) rights of Holders to receive payments of principal of, any premium and interest on, and any Additional Amounts and other amounts payable with respect to, the Notes, (iv) the rights, obligations and immunities of the Indenture Trustee under the Indenture and (v) the rights of each Holder as beneficiary of the Indenture with respect to the property so deposited with the Indenture Trustee payable to all or any of them), and the Indenture Trustee, on demand of the Trust accompanied by a Trust Certificate and an Opinion of Counsel and at the cost and expense of the Trust, shall execute proper instruments acknowledging such satisfaction of and discharging the Indenture. The Trust agrees to reimburse the Indenture Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Indenture Trustee for any services thereafter reasonably and properly rendered by the Indenture Trustee in connection with the Indenture or the Notes.

     SECTION 11.2 Application by Indenture Trustee of Funds Deposited for Payment of Notes. Subject to Section 11.4, all funds deposited with the Indenture Trustee pursuant to Section 11.1 shall be held in trust in the Collection Account in accordance with Section 6.5 and applied by it to the payment, either directly, in its capacity as the Paying Agent, or through any other Paying Agent, to each Holder of any Note for the payment or redemption of which such funds have been deposited with the Indenture Trustee, of all sums due and to become due thereon for any principal, interest, premium, Additional Amounts or other amounts.

     SECTION 11.3 Repayment of Funds Held by Paying Agent. In connection with the satisfaction and discharge of the Indenture, all funds then held by any Paying Agent under the provisions of the Indenture shall, upon demand of the Trust, be repaid to the Trust or paid to the Indenture Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such funds.

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     SECTION  11.4 Return of Funds Held by Indenture  Trustee and Paying  Agent.
Any funds deposited with or paid to the Indenture Trustee or any Paying Agent for the payment of the principal of, any interest or premium on, or any Additional Amounts or any other amounts with respect to, any Note and not applied but remaining unclaimed for three years after the date upon which such principal, interest, premium, Additional Amounts or any other amount shall have become due and payable, shall, upon the written request of the Trust and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Trust by the Indenture Trustee or such Paying Agent, and the Holder of such Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Trust for any payment which such Holder may be entitled to collect, and all liability of the Indenture Trustee or any Paying Agent with respect to such funds shall thereupon cease.

                                   ARTICLE 12
                          MEETINGS OF HOLDERS OF NOTES

     SECTION 12.1 Purposes for Which Meetings May Be Called. A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be made, given or taken by Holders of Notes.

     SECTION 12.2 Call, Notice and Place of Meetings.

          (a) Unless otherwise provided in a Note Certificate, the Indenture Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 12.1, to be held at such time and at such place in the City of New York or the city in which the Corporate Trust Office is located. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in the manner provided in Section 13.4, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

          (b) In case at any time the Trust or the Holder or Holders of at least 10% in principal amount of the Notes shall have requested the Indenture Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 12.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Indenture Trustee shall not have made the first publication or mailing of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided in the Indenture, then

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

               the Trust or the Holder or Holders of Notes in the amount above specified, as the case may be, may determine the time and the place in the City of New York or the city in which the Corporate Trust Office is located for such meeting and may call such meeting for such purposes by giving notice thereof as provided in
               Section 12.2.

     SECTION 12.3 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more Notes then Outstanding, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Notes then Outstanding by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Notes shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Indenture Trustee and its counsel and any representatives of the Trust and its counsel.

     SECTION 12.4 Quorum; Action.

          (a) The Persons entitled to vote a majority in principal amount of the Notes then Outstanding shall constitute a quorum for a meeting of Holders of Notes; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which the Indenture expressly provides may be given by the Holders of not less than 66 2/3% in principal amount of the Outstanding Notes, then Persons entitled to vote 66-% in principal amount of the Outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 12.2, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes which shall constitute a quorum.

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

          (b)  Except  as  limited  by  the  proviso  to  Section  9.2(a),   any
               resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes; provided, however, that, except as limited by the proviso to Section 9.2(a), any resolution with respect to any consent or waiver which the Indenture expressly provides may be given by the Holders of not less than 66-% in principal amount of the Outstanding Notes may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of 66 2/3% in principal amount of the Outstanding Notes; and provided, further, that, except as limited by the proviso to Section 9.2(a), any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes.

          (c) Any resolution passed or decision taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of Notes, whether or not such Holders were present or represented at the meeting.

     SECTION 12.5 Determination of Voting Rights; Conduct of Adjournment of Meetings.

          (a) Notwithstanding any other provisions of the Indenture, the Indenture Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 8.4 and the appointment of any proxy shall be proved in the manner specified in Section 8.2. Such regulations may provide that written instruments appointing

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

               proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 8.2 or other proof.

          (b) The Indenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Trust or by Holders of Notes as provided in Section 12.2(b), in which case the Trust or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting.

          (c) At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 of principal amount of Notes held or represented by such Holder or proxy; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

          (d)  Any meeting of Holders of Notes duly  called  pursuant to Section
               12.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

     SECTION 12.6 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes shall be (a) by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them or (b) by such other procedures adopted by the Indenture Trustee in its discretion. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 12.2 and, if applicable, Section 12.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Trust, and another to the Indenture Trustee to be preserved by the Indenture Trustee, the latter to have attached thereto the ballots voted at the meeting.

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Any record so signed and verified  shall be  conclusive  evidence of the matters therein stated.

                                   ARTICLE 13
                            MISCELLANEOUS PROVISIONS

     SECTION 13.1 No Recourse. Notwithstanding anything to the contrary contained in the Indenture, or any relevant Note Certificate or Supplemental Indenture, none of the Funding Agreement Provider, its officers, directors, affiliates, employees or agents, or any of the Delaware Trustee, the Indenture Trustee or the Trust Beneficial Owner, or any of their officers, directors, affiliates, employees or agents (the "Nonrecourse Parties") will be personally liable for the payment of any principal, interest or any other sums at any time owing under the terms of the Notes. If any Event of Default shall occur with respect to the Notes, the right of the Holders of the Notes and the Indenture Trustee on behalf of such Holders in connection with a claim on the Notes shall be limited solely to a proceeding against the Collateral. Neither the Holders nor the Indenture Trustee on behalf of the Holders will have the right to proceed against the Nonrecourse Parties to enforce the Notes (except that to the extent they exercise their rights, if any, to seize the relevant Funding Agreement(s), they may enforce the relevant Funding Agreement(s) against the Funding Agreement Provider) or for any deficiency judgment remaining after foreclosure of any property included in the relevant Collateral.

     It is expressly understood and agreed that nothing contained in this Section shall in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the Notes or otherwise affect or impair the enforceability against the Trust of the liens, assignments, rights and the Security Interest created by or pursuant to the Indenture, the relevant Collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the Notes. Nothing in this Section shall preclude the Holders from foreclosing upon any property included in the Collateral or any other rights or remedies in law or in equity against the Trust.

     SECTION 13.2 Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in the Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, other than the parties to the Indenture and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under the Indenture or under any covenant or provision contained in the Indenture, all such covenants and provisions being for the sole benefit of the parties to the Indenture and their successors and of the Holders of the Notes.

     SECTION 13.3 Successors and Assigns of Trust Bound by Indenture. All the covenants, stipulations, promises and agreements in the Indenture contained by or in behalf of the Trust shall bind its successors and assigns, whether so expressed or not.

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

     SECTION  13.4  Notices  and  Demands on Trust,  Indenture  Trustee  and any
Holder.

          (a)  Except as  otherwise  provided  by this  Section,  any  notice or demand which by any provision of the Indenture is required or permitted to be given or served by the Indenture Trustee or by any Holder of any Note to or on the Trust may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided in the Indenture) addressed (until another address of the Trust is filed by the Trust with the Indenture Trustee) to the Delaware Trustee. Any notice, direction, request or demand by the Trust or any Holder to or upon the Indenture Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

          (b) Where the Indenture provides for notice to any Holder, such notice shall be sufficiently given (unless otherwise expressly provided in the Indenture) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at such Holder's last address as it appears in the Note Register. In any case where notice to any Holder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to any other Holder.

          (c) Where the Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by any Holder shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          (d) If, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Trust and each Holder when such notice is required to be given pursuant to any provision of the Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

          (e) The Trust shall deliver promptly to each rating agency then rating the Notes copies of each of the following:

               (i)  any repurchase of Notes pursuant to Section 3.3;

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

               (ii) any notice of any default or Event of Default;

               (iii) any notice of redemption  provided by the Trust pursuant to
                    Section 3.1(d);

               (iv) any  notice  of  change  in name,  identity,  organizational structure, chief executive office, or chief place of business of the Trust provided by the Trust pursuant to
                    Section 14.4(a);

               (v)  any Supplemental Indenture;

               (vi) any   resignation,   removal  or   appointment   under  this
                    Indenture;

               (vii) any amendment to any Funding Agreement; and

               (viii) any other information  reasonably requested by such rating agency.

               Any such notice shall be addressed to:

                  Standard & Poor's Ratings Services,
                  a division of The McGraw-Hill Companies, Inc.
                  55 Water Street
                  New York, NY 10041
                  Attention: Capital Markets
                  Facsimile: (212) 438-5215

                  Moody's Investors Service Inc.
                  99 Church Street
                  New York, NY 10007
                  Attention: Life Insurance Group
                  Facsimile: (212) 553-4805

or such other address previously furnished in writing to the Trust by the applicable rating agency.

     SECTION 13.5 Trust Certificates and Opinions of Counsel; Statements to be Contained Therein.

               (a) Except as otherwise expressly provided in the Indenture, upon any application or demand by the Trust to the Indenture Trustee to take any action under any of the provisions of the Indenture, the Trust shall furnish to the Indenture Trustee a Trust Certificate stating that all conditions precedent, if any, provided for in the

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                    Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of the applicable counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of the Indenture relating to such particular application or
                    demand,  no  additional   certificate  or  opinion  need  be
                    furnished.

               (b) Each certificate or opinion provided for in the Indenture and delivered to the Indenture Trustee with respect to compliance with a condition or covenant provided for in the Indenture shall include:

                    (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

                    (ii) a brief  statement  as to the  nature  and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (iii) a statement  that,  in the opinion of such Person,  he has made such examination or investigation or has received such certificates, opinions, representations or statements of counsel or accountants pursuant to paragraphs (c) or (d) of this Section, as are necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (iv) a  statement  as to whether or not,  in the  opinion of such Person, such condition or covenant has been complied with.

               (c) Any certificate, statement or opinion of the Trust may be based upon a certificate or opinion of or representations by counsel, unless the Trust knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Trust, upon the certificate, statement or opinion of or representations by the Trust, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which the certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

               (d) Any certificate, statement or opinion of the Trust or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Trust, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which the certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

               (e) Any certificate or opinion of any independent firm of public accountants filed with the Indenture Trustee shall contain a statement that such firm is independent.

     SECTION 13.6 Governing Law. Pursuant to Section 5-1401 of the General Obligations Law of the State of New York, the Indenture and the Notes shall (unless specified otherwise in the Note Certificate) be governed by, and construed in accordance with, the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the Trust's ownership of and security interest in the Funding Agreement(s) or remedies under the Indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York. All judicial proceedings brought against the Trust or the Indenture Trustee arising out of or relating to the Indenture, any Note or any portion of the Collateral or other assets of the Trust may be brought in any state or Federal court in the State of New York, provided that a Note Certificate may specify other jurisdictions as to which the Trust may consent to the nonexclusive jurisdiction of its courts with respect to the Notes.

     SECTION 13.7 Counterparts. The Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 13.8 Trust Indenture Act to Control. If and to the extent that any provision of the Indenture limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed on the Indenture by
Section 318(c) of the Trust Indenture Act, such provision of the Trust Indenture Act shall control.

     SECTION 13.9 Judgment Currency. The Trust will indemnify the Holder of any Note against any loss incurred as a result of any judgment or order being given

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or made for any amount due under such Note and that judgment or order  requiring payment in a currency (the "Judgment Currency") other than the Specified Currency, and as a result of any variation between:

          (a) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of that judgment or order; and

          (b) the rate of exchange at which the Holder, on the date of payment of that judgment or order, is able to purchase the Specified Currency with the amount of the Judgment Currency actually received.

                                   ARTICLE 14
                                SECURITY INTEREST

     SECTION 14.1 Security Interest.

          (a) To secure the full and punctual payment of the Obligations in accordance with the terms of the Indenture and to secure the performance of the Trust's obligations under the Notes and the Indenture, the Trust pledges and collaterally assigns to and with the Indenture Trustee for the benefit of each Holder of each Note and any other Person for whose benefit the Indenture Trustee is or will be holding the Collateral (the "Secured Parties"), and grants to the Indenture Trustee for the benefit of each Secured Party, a security interest in the Collateral, and all of the rights and privileges of the Trust in and to the Collateral (the "Security Interest"), effective as of the Original Issue Date of the Notes.

          (b) It is expressly agreed that anything therein contained to the contrary notwithstanding, the Trust shall remain liable under each Funding Agreement to perform all the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee shall not have any obligations or liabilities by reason of or arising out of the Indenture, nor shall the Indenture Trustee be required or obligated in any manner to perform or fulfill any obligations of the Trust under or pursuant to such Funding Agreement or to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, or, prior to the occurrence and continuance of an Event of Default, to present or file any claim, or to take any action to collect or enforce the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

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

          (c) The Indenture Trustee acknowledges the grant of the Security Interest upon the issuance of the Notes, accepts the trusts under the Indenture in accordance with the provisions of the Indenture and agrees to perform its duties in the Indenture to the end that the interests of each Secured Party may be adequately and effectively protected.

     SECTION 14.2 Representations and Warranties. The Trust represents and warrants as of the date of the Indenture as follows:

          (a)  The  Trust  owns  each   Funding   Agreement   that  secures  the
               Obligations and all of the rest of the Collateral, free and clear of any Liens other than the Security Interest in the Collateral.

          (b)  The Trust has not  performed  any acts which  might  prevent  the
               Indenture Trustee from enforcing any of the terms of the Indenture or which would limit the Indenture Trustee in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interest, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Trust or its agent) asserting any claim thereto or security interest therein, except that the Indenture Trustee or its designee may have possession of Collateral as contemplated by the Indenture.

          (c) Each Security Interest constitutes a valid security interest securing the Obligations. When (i) the financing statements shall have been filed in the appropriate offices in Illinois, Delaware and New York, (ii) the Indenture Trustee or its agent shall have taken possession of each applicable Funding Agreement, (iii) the Trust shall have pledged and collaterally assigned each applicable Funding Agreement to the Indenture Trustee and given written notice to the Funding Agreement Provider of each such assignment to the Indenture Trustee and (iv) the Funding Agreement Provider shall have given its express written consent to such pledge and collateral assignment and affirmed in writing that the Funding Agreement Provider has changed its books and records to reflect such pledge and collateral assignment to the Indenture Trustee, such Security Interest shall constitute a first priority perfected security interest in the Collateral, enforceable

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

               against the Trust, the Trust's creditors and any purchaser from the Trust.

     SECTION  14.3  Additional   Representations   and  Warranties.   The  Trust
represents and warrants as of the date of the Indenture that:

          (a) to the extent the creation of a security interest in any Funding Agreement is governed by the applicable UCC, the Indenture creates a valid security interest (as defined in the applicable
               UCC) in each Funding Agreement in favor of the Indenture Trustee for the benefit and security of the Secured Parties, which security interest is prior to all other Liens;

          (b) to the extent the UCC applies, each Funding Agreement consists of "general intangibles," "payment intangibles" and/or "instruments" within the meaning of the applicable UCC;

          (c) subject to the grant of security interest, pledge and collateral assignment of the Trust's estate, right, title and interest in each Funding Agreement, the Trust is a party to and is the Person entitled to payment under each Funding Agreement on the date of the Indenture free and clear of any Lien, claim or encumbrance of any Person, other then the Lien created under the Indenture or any Lien otherwise permitted under the Indenture;

          (d) to the extent the UCC applies, the Trust has caused or will have caused, within ten days after the date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in each Funding Agreement granted to the Indenture Trustee for the benefit and security of the Secured Parties under the Indenture;

          (e) all original executed copies of each instrument that constitutes or evidences each Funding Agreement have been delivered to the Indenture Trustee or a custodian for the Indenture Trustee (the "Custodian");

          (f) where all original executed copies of each instrument that constitutes or evidences each Funding Agreement have been delivered to the Custodian, the Trust has received a written acknowledgment from the Custodian that the Custodian is holding the instruments that constitute or evidence each Funding Agreement solely on behalf of the Indenture Trustee;

          (g) other than the security interest granted to the Indenture Trustee for the benefit and security of the Secured Parties pursuant to the Indenture, the Trust has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Funding Agreements;

          (h) the Trust has not authorized the filing of and is not aware of any financing statements against the Trust that include a description of collateral covering the Funding Agreement other than any financing statement relating to the security interest granted to the Indenture Trustee for the benefit and security of the Secured Parties under the Indenture or that has been terminated;

          (i) the Trust is not aware of any judgment or tax lien filings against the Trust; and

          (j) none of the instruments that constitute or evidence the Funding Agreements has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee for the benefit and security of the Secured Parties.

     The foregoing representations and warranties shall survive the execution and delivery of the Notes. No party to the Indenture shall waive any of the foregoing representations and warranties. Subject to Section 14.9, The Trust shall maintain the perfection and priority of the security interest in each Funding Agreement.

     SECTION 14.4 Further Assurances; Covenants.

          (a) The Trust will not change its name, identity or organizational structure in any manner unless it shall have given the Indenture Trustee at least 30 days' prior notice thereof. The Trust will not change the location of its chief executive office or chief place of business unless it shall have given the Indenture Trustee at least 30 days' prior notice thereof.

          (b) The Trust will, from time to time and upon advice of counsel, at the Trust's expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements) that from time to time may be necessary or desirable, or that the Indenture Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate a Security Interest or to enable the Holders of Notes to obtain the full benefits of the Indenture, or to enable the Indenture Trustee to exercise and enforce any of its rights, powers and remedies under the Indenture with respect to any Collateral. To the extent permitted by applicable law, the Trust authorizes the Indenture Trustee to execute and file financing statements or continuation statements without the Trust's signature appearing thereon. The Trust agrees that a carbon, photographic, photostatic or other reproduction of the Indenture or of a financing statement is sufficient as a financing statement. The Trust shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning any Collateral.

          (c) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Trust's agents or processors, the Trust shall notify such warehouseman, bailee, agent or processor of the Security Interest created by the Indenture and to hold all such Collateral for the Indenture Trustee's account subject to the Indenture Trustee's instructions.

          (d) The Trust will, promptly upon request, provide to the Indenture Trustee all information and evidence it may reasonably request concerning the Collateral to enable the Indenture Trustee to enforce the provisions of the Indenture.

          (e) Not more than six months nor less than 30 days prior to each date on which the Trust proposes to take any action contemplated by
               Section 14.4(a), the Trust shall, at its cost and expense, cause to be delivered to the Indenture Trustee an Opinion of Counsel, satisfactory to the Indenture Trustee, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Security Interest for a period, specified in such Opinion of Counsel, continuing until a date not earlier than 18 months from the date of such Opinion of Counsel, against all creditors of and purchasers from the Trust have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

          (f) From time to time upon request by the Indenture Trustee, the Trust shall, at its cost and expense, cause to be delivered to the Indenture Trustee an Opinion of Counsel satisfactory to the Indenture Trustee as to such matters relating to the Security Interest as the Indenture Trustee or the Holder Representative may reasonably request.

     SECTION 14.5 General Authority. The Trust irrevocably appoints the Indenture Trustee its true and lawful attorney, with full power of substitution, in the name of the Trust, the Indenture Trustee, the Holders of Notes or otherwise, for the sole use and benefit of the Secured Parties, but at the Trust's expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

          (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

          (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

          (c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Indenture Trustee were the absolute owner thereof, and

          (d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Indenture Trustee shall give the Trust not less than 10 days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any part of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market.

     SECTION 14.6 Remedies Upon Event of Default. If any Event of Default has occurred and is continuing, the Indenture Trustee may exercise on behalf of the Secured Parties all rights of a secured party under applicable law and, in addition, the Indenture Trustee may, without being required to give any notice, except as provided in the Indenture or as may be required by mandatory provisions of law, (i) apply all cash, if any, then held by it as all or part of the Collateral as specified in Section 5.3 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Obligations in full, sell the Collateral (including each applicable Funding Agreement) or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Indenture Trustee may deem satisfactory. Any Holder may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Trust will execute and deliver such documents and take such other action as the Indenture Trustee deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Indenture Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Trust which may be waived, and the Trust, to the extent permitted by law, specifically waives all rights of redemption, stay or appraisal which it has or may have under any law. The notice (if any) of such sale shall (A) in the case of a public sale, state the time and place fixed for such sale, and (B) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Indenture Trustee may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Indenture Trustee may determine. The Indenture Trustee shall not be obligated to make any such sale pursuant to any such notice. The Indenture Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Indenture Trustee until the selling price is paid by the purchaser thereof, but the Indenture Trustee shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Indenture Trustee, instead of exercising the power of sale conferred upon it in the Indenture, may proceed by a suit or suits at law or in equity to foreclose a Security Interest and sell any Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     SECTION 14.7 Limitation on Duties of Indenture Trustee with Respect to Collateral. Beyond the exercise of reasonable care in the custody thereof, the Indenture Trustee shall have no duty as to any portion of the Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Indenture Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords property it holds in its fiduciary capacity generally, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Indenture Trustee in good faith.

     SECTION 14.8 Concerning the Indenture Trustee. In furtherance and not in derogation of the rights, privileges and immunities of the Indenture Trustee specified in the Indenture:

          (a) the Indenture Trustee is authorized to take all such action as is provided to be taken by it as Indenture Trustee under this Article and all other action reasonably incidental thereto. As to any matters not expressly provided for in this Article (including, without limitation, the timing and methods of realization upon any Collateral) the Indenture Trustee shall act or refrain from acting in accordance with written instructions from the Holder or Holders of the required percentage of aggregate principal amount of Notes for any instructions or, in the absence of such instructions, in accordance with its discretion; and

          (b) the Indenture Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under the Indenture.

     SECTION 14.9 Termination of Security Interest. Upon the repayment in full of all Obligations, the Security Interest shall terminate and all rights to the Collateral shall revert to the Trust. Upon such termination of a Security Interest, and delivery of a certificate by the Trust to such effect, the Indenture Trustee will, at the expense of the Trust, execute and deliver to the Trust such documents as the Trust shall reasonably request to evidence the termination of the Security Interest.

                                                            EXHIBIT A-1

          FORM OF GLOBAL SECURITY FOR SECURED MEDIUM TERM NOTES PROGRAM










                                      A1-1

                                                             EXHIBIT A-2

        FORM OF DEFINITIVE SECURITY FOR SECURED MEDIUM TERM NOTES PROGRAM













                                      A2-1

                                                              EXHIBIT A-3

        FORM OF GLOBAL SECURITY FOR ALLSTATE LIFE(R) CORENOTES(R) PROGRAM











                                      A3-1

                                                               EXHIBIT A-4

      FORM OF DEFINITIVE SECURITY FOR ALLSTATE LIFE(R) CORENOTES(R) PROGRAM








                                      A4-1

                                                                  EXHIBIT B

                      FORM OF CERTIFICATE OF AUTHENTICATION

         This Note Certificate is one of the Note Certificates representing Notes described in the within-mentioned Indenture.


                                   THE BANK OF NEW YORK TRUST COMPANY, N.A., as Indenture Trustee

                                   By:
                                      ----------------------------
                                          Authorized Signatory


Dated:

                                                                EXHIBIT C

           FORM OF INDENTURE TRUSTEE REPORT PURSUANT TO SECTION 7.3(f)

Allstate Life Global Funding Trusts

Indenture Trustee Report for Payment Date -:

(i) the amount received by the Indenture Trustee as of the last Payment Date in respect of the principal, interest and premium, if any, on Funding Agreements issued by Allstate Life Insurance Company ("Allstate Life"),

(ii) the amount of payment on such Payment Date to holders allocable to principal and premium, if any, and interest on the Notes of the Trusts and the amount of aggregate unpaid interest accrued on such Notes as of such Payment Date.

(iii) the aggregate original stated principal amount of the Funding Agreements, the current interest rate thereon at the close of business on such Payment Date, and

(iv) the aggregate principal balance of the Notes at the close of business on such Payment Date.

TRUST NO. / FUNDING AGREEMENT NO(S). / CUSIP / ISSUE DATE / MATURITY / TYPE / RATE / INTEREST DUE / UNPAID INTEREST ACCRUED / * PRINCIPAL DUE / ORIGINAL OUTSTANDING / CURRENT OUTSTANDING(1)

(v) the amounts of compensation received by the Indenture Trustee during the period relating to such Payment Date.

Paid by the Trust: -
Paid by Allstate Life: -



* Principal Due includes any applicable premium.


--------
(1) To be in chart format on actual report. These items are column titles.





                                       C-1